Exhibit 10.1

INVESTMENT AGREEMENT

dated as of August 26, 2020

by and among

Lindblad Expeditions Holdings, Inc.

and

The Purchasers

Article I PURCHASE; CLOSING

1.1	Purchase
1.2	Closing
1.3	Conditions to the Closing

Article II REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Company
2.2	Representations and Warranties of Purchasers

Article III COVENANTS

3.1	Filings; Other Actions
3.2	Reasonable Best Efforts to Close
3.3	Authorized Common Stock
3.4	Certain Adjustments
3.5	Nasdaq Listing of Shares
3.6	State Securities Laws
3.7	Negative Covenants
3.8	Use of Proceeds

Article IV ADDITIONAL AGREEMENTS

4.1	Manner of Sale Restrictions
4.2	Legend
4.3	Right of Participation.
4.4	Tax Matters
4.5	Survival

Article V MISCELLANEOUS

5.1	Expenses
5.2	Amendment; Waiver
5.3	Counterparts; Electronic Transmission
5.4	Governing Law; Waiver of Jury Trial
5.5	Notices
5.6	Entire Agreement
5.7	Assignment
5.8	Interpretation
5.9	Captions
5.10	Severability
5.11	No Third Party Beneficiaries
5.12	Public Announcements
5.13	Specific Performance; Attorneys’ Fees
5.14	Termination
5.15	Effects of Termination

(Cont’d)

5.16	Non-Recourse
5.17	Definitions

LIST OF EXHIBITS

Exhibit A:           Form of Certificate of Designations

Exhibit B:          Form of Registration Rights Agreement

This INVESTMENT AGREEMENT, dated as of August 26, 2020 (this “Agreement”), by and among (i) Lindblad Expeditions Holdings, Inc., a Delaware corporation (the “Company”), and (ii) each of the Purchasers set forth on Schedule I hereto who have executed and delivered a signature page to this Agreement (the foregoing referred to in this clause (ii), each, a “Purchaser”, and collectively, the “Purchasers”). Capitalized terms used herein are defined in Section 5.17 or as otherwise defined elsewhere in this Agreement, unless the context clearly indicates otherwise.

RECITALS:

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares of the Company’s convertible preferred stock, par value $0.0001 per share, designated as “6.0% Series A Convertible Preferred Stock” (the “Preferred Stock”), having the terms set forth in the Certificate of Designations in the form attached hereto as Exhibit A (the “Certificate of Designations”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I

PURCHASE; CLOSING

1.1     Purchase. On the terms and subject to the conditions herein, the Company agrees to sell and issue to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, that number of shares of Preferred Stock (the “Shares”) set forth opposite such Purchaser’s name on Schedule I hereto, free and clear of any Liens (other than Liens incurred by such Purchaser, restrictions arising under applicable securities Laws or Liens arising under this Agreement), at a purchase price of $1,000 per Share. The aggregate purchase price for the Shares shall be equal to $85,000,000.00 (the “Purchase Price”).

1.2     Closing.

(a)         The closing of the purchase by the Purchasers of the Shares pursuant to this Agreement (the “Closing”) shall be held at the offices of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, District of Columbia, 20004 at 9:00 a.m., New York City time, on the first business day following the satisfaction or waiver of the applicable conditions set forth in Section 1.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction); provided, that unless agreed to in writing by the Purchasers and the Company, in no event shall the Closing occur prior to August 31, 2020 (the date on which the Closing occurs, the “Closing Date”).

(b)         Subject to the satisfaction or waiver on or prior to the Closing Date of the applicable conditions to the Closing in Section 1.3, at the Closing:

(1)               the Company shall deliver, or cause to be delivered, to each Purchaser (i) evidence reasonably satisfactory to such Purchaser of the issuance of its Shares in the name of such Purchaser by book entry on the stock ledger of the Company (or, if the Shares are to be represented in certificated form, a certificate representing its Shares), (ii) a counterpart to the Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), executed by the Company and (iii) all other documents, instruments and writings required to be delivered by the Company to such Purchaser at or prior to the Closing pursuant to this Agreement; and

(2)               each Purchaser (severally and not jointly) shall deliver, or cause to be delivered, to the Company (i) the portion of the Purchase Price set forth opposite such Purchaser’s name on Schedule I hereto by wire transfer of immediately available funds to a bank account designated by the Company in writing at least two (2) business days prior to the Closing Date, (ii) a counterpart to the Registration Rights Agreement executed by such Purchaser and (iii) all other documents, instruments and writings required to be delivered by such Purchaser to the Company at or prior to the Closing pursuant to this Agreement.

(c)         All deliveries at the Closing will be deemed to occur simultaneously.

1.3     Conditions to the Closing.

(a)         The obligation of each Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or written waiver by such Purchaser and the Company as of the Closing of the following condition: no temporary restraining order, preliminary or permanent injunction or other judgment or order shall have been issued by any Governmental Entity, and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that the party claiming such failure of condition shall have used its reasonable best efforts in accordance with Section 3.1 and Section 3.4 to prevent the entry of any such injunction or order and to appeal as promptly as possible any injunction or other order that may be entered.

(b)         The obligation of each Purchaser to effect the Closing is also subject to the satisfaction or written waiver by such Purchaser as of the Closing of the following conditions:

(1)               (i) the representations and warranties of the Company set forth in Section 2.1 hereof (other than Sections 2.1(a)(1)(i), 2.1(a)(1)(ii), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e) and 2.1(g)) shall be true and correct (disregarding all qualifications or limitations as to materiality or Company Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not and would not be reasonably expected to have a Company Material Adverse Effect, and (ii) the representations and warranties of the Company set forth in Sections 2.1(a)(1)(i), 2.1(a)(1)(ii), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e) and 2.1(g) (the “Company Fundamental Representations”) (disregarding all qualifications or limitations as to materiality or Company Material Adverse Effect set forth therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(2)               the Company shall have performed and complied with in all material respects all obligations required to be performed and complied with by it pursuant to this Agreement at or prior to the Closing;

(3)               no Effect shall have occurred or arisen since the date of this Agreement that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(4)               on the Closing Date, such Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized Person certifying to the effect that the conditions set forth in Sections 1.3(b)(1), (2) and (3) have been satisfied as of the Closing Date;

(5)               the Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware on or prior to the Closing, and the Certificate of Designations shall continue to be in full force and effect as of the Closing;

(6)               each Purchaser shall have received a certificate of the Company’s Secretary certifying as to (A) the Certificate of Incorporation (including the Certificate of Designations) and Bylaws, (B) the resolutions of the Board approving this Agreement and the transactions contemplated hereby, and (C) a good standing certificate with respect to the Company from the applicable authority in Delaware;

(7)               from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or Nasdaq (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing); and

(8)               the shares of Common Stock issuable upon conversion of the Shares shall have been approved for listing on The NASDAQ Stock Market LLC (“Nasdaq”), subject to official notice of issuance.

(c)         The obligation of the Company to effect the Closing is also subject to the satisfaction or written waiver by the Company as of the Closing of the following conditions:

(1)               (i) the representations and warranties of each Purchaser set forth in Section 2.2 hereof (other than Sections 2.2(a), 2.2(b)(1) and 2.2(d)) shall be true and correct (disregarding all qualifications or limitations as to materiality set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, have not prevented or materially delayed or would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement and (ii) the representations and warranties of each Purchaser set forth in Sections 2.2(a), 2.2(b)(1) and 2.2(d) (the “Purchaser Fundamental Representations”) shall be true and correct in all material respects as of the date of this Agreement and as of the applicable Closing Date as though made on and as of such date;

(2)               each Purchaser shall have performed and complied with in all material respects all obligations required to be performed and complied with by it pursuant to this Agreement at or prior to the applicable Closing;

(3)               on the Closing Date, the Company shall have received a certificate signed on behalf of each Purchaser by a duly authorized Person certifying to the effect that the conditions set forth in Sections 1.3(c)(1) and (2) have been satisfied as of the Closing Date; and

(4)               except as otherwise agreed by the Company, each Purchaser shall have delivered to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 certifying that such Purchaser is a U.S. person and that Purchaser is not subject to backup withholding.

Article II

REPRESENTATIONS AND WARRANTIES

2.1     Representations and Warranties of the Company. Except as set forth (x) in SEC Documents filed or furnished prior to the date of this Agreement (including any exhibits thereto and excluding any disclosures set forth in any risk factor section or any “forward looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or (y) in a correspondingly identified schedule attached hereto (provided that any such disclosure shall be deemed to be disclosed with respect to each other representation and warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure), the Company represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that:

(a)         Organization and Authority.

(1)               The Company (i) is a corporation duly organized and validly existing under the laws of the state of Delaware, (ii) has all requisite corporate power and authority to own its properties and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect.

(2)               True and accurate copies of the Amended and Restated Certificate of Incorporation of the Company (as amended or modified from time to time prior to the date hereof, the “Certificate of Incorporation”) and the By Laws of the Company (the “Bylaws”), each as in effect, have been made available to the Purchasers prior to the date hereof.

(3)               Each of the Company’s Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the “SEC”)) (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect.

(b)         Capitalization.

(1)               The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of undesignated Preferred Stock, par value $0.0001 per share. As of the close of business on August 20, 2020, 49,855,742 shares of Common Stock were issued and outstanding and, as of August 20, 2020, (i) no shares of Common Stock were held in the treasury of the Company or by a Company Subsidiary, (ii) 1,152,326 shares of Common Stock were reserved for issuance under a Plan, (iii) 200,000 shares of Common Stock were subject to outstanding options to purchase Common Stock, (iv) 256,724 shares of Common Stock were available for issuance upon the vesting of the Company’s outstanding restricted stock unit awards, (v) 178,698 shares of Common Stock were available for issuance upon the vesting of the Company’s outstanding performance stock unit awards and (vi) no shares of preferred stock were issued and outstanding.

(2)               All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth in Section 2.1(b)(1), the Company has not issued any securities or right to purchase securities of the Company (including any options, warrants or other rights, agreements, arrangements or commitments of any character or any securities convertible into or exchangeable for any capital stock or other Equity Interests of the Company). Except as provided in the Transaction Documents and the Existing RRAs, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the sale, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right, with respect to any shares of capital stock of, or other Equity Interests in, the Company or any of the Company Subsidiaries. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect.

(3)               None of the Company or Company Subsidiaries hold an Equity Interest in any Person other than Equity Interests in Company Subsidiaries. Each outstanding share of capital stock of or other Equity Interest in each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly owned Subsidiaries free and clear of all Liens, except for Liens arising under the Credit Agreements. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Company Subsidiary is bound relating to the issued or unissued capital stock or other Equity Interests of such Company Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Company Subsidiary to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, such Company Subsidiary. Except as provided in the Transaction Documents and the Existing RRAs, none of the Company or any Company Subsidiary is party to any stockholders’ agreement or other similar agreement or understanding relating to any shares of the Company’s or any Company Subsidiary’s capital stock or other Equity Interests or any other agreement relating to the disposition, voting or dividends with respect to any Equity Interest of the Company or a Company Subsidiary. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued.

(4)               There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

(c)         Authorization.

(1)               The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Board of Directors”). This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Purchaser, this Agreement is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). Except as expressly set forth in the Certificate of Designations with respect to stockholder approval that may be required under applicable Nasdaq listing requirements with respect to certain ownership limitations applicable to the Shares, no other corporate proceedings or further action by the Company, the Board of Directors or the Company’s stockholders are necessary for the execution and delivery by the Company of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby.

(2)               Neither the execution and delivery by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof (including the rights of the Shares to convert into shares of Common Stock), will (i) require notice, consent or approval pursuant to, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (A) the Certificate of Incorporation or the Bylaws or the certificate of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(3)               Other than (i) the securities or blue sky laws of the various states of the United States, (ii) the filing of one or more Current Reports on Form 8-K, (iii) the listing on Nasdaq of the shares of Common Stock issuable upon the conversion of the Shares and (iv) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Entity or stock exchange, nor expiration or termination of any statutory waiting period, is necessary for the execution or delivery by the Company of this Agreement or the other Transaction Documents or the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents.

(d)         Sale of Securities. Assuming the accuracy of the Purchasers’ representations in Section 2.2, the offer and sale of the Shares to the Purchasers is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder.

(e)         Status of Securities. The Shares to be issued pursuant to this Agreement and the shares of Common Stock to be issued upon conversion of the Shares have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor as provided in this Agreement or the Certificate of Designations, the Shares will be validly issued, fully paid and nonassessable, will not be subject to preemptive rights of any other shareholder of the Company, and will effectively vest in the applicable Purchaser good title to all such securities, free and clear of all Liens, other than Liens incurred by such Purchaser, Liens arising under this Agreement or restrictions arising under applicable securities Laws. Upon any conversion of any Shares into shares of Common Stock pursuant to the terms of the Certificate of Designations, such shares of Common Stock issued upon such conversion will be validly issued, fully paid and nonassessable, and will not be subject to preemptive rights of any other shareholder of the Company, and will effectively vest in the applicable Purchaser good title to all such securities, free and clear of all Liens, other than Liens incurred by such Purchaser, restrictions arising under applicable securities Laws or Liens arising under this Agreement. The shares of Common Stock to be issued upon any conversion of the Shares have been duly reserved for such issuance.

(f)          SEC Documents; Financial Statements.

(1)               The Company has filed, on a timely basis, all required reports, proxy statements, forms, registration statements and other documents with the SEC since January 1, 2019 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective filing date complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents. The Company has never been an issuer subject to Rule 144(i) of the Securities Act.

(2)               The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(3)               There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed.

(4)               The financial statements of the Company and its consolidated Subsidiaries included in the SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date such SEC Document was filed, and (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended (subject, in the case of unaudited quarterly statements, to the absence of footnote disclosures and normal year-end audit adjustments). As of the date hereof, there are no disagreements between the Company and its independent accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure relating to the Company’s audit or otherwise that, if not resolved to the satisfaction of the accounting firm, would result in the accounting firm referencing such disagreement in its audit report for such fiscal year.

(g)         Brokers and Finders. Except for Citigroup Global Markets Inc. pursuant to that certain engagement letter dated August 18, 2020, the fees and expenses of which will be paid by the Company, neither the Company nor its Subsidiaries or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

(h)         Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened (including “cease and desist” letters or invitations to take patent license) against, nor any outstanding judgment, order, writ or decree against, the Company or any of its Subsidiaries or any of their respective assets before or by any Governmental Entity, which individually or in the aggregate has had, or, would reasonably be expected to have (including for this purpose, assuming an adverse determination of any such matter), a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree of any Governmental Entity.

(i)           Indebtedness. Neither the Company nor any of its Subsidiaries is, immediately prior to the execution and delivery of this Agreement, in default in the payment of any material indebtedness or in default under any agreement relating to its material indebtedness.

(j)           Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq under the symbol “LIND.” The Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of terminating the registration of the Common Stock under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the SEC is contemplating terminating such registration. The Company has not received any notice from the Nasdaq to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq. There is no suit, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company by the Nasdaq or the SEC with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on the Nasdaq.

(k)         Compliance with Laws and Permits. The Company and its Subsidiaries are in compliance with all applicable Laws, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries possess all permits and licenses issued by a Governmental Entity that are required to conduct their business, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(l)           Foreign Corrupt Practices. In the past five (5) years, neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(m)       Office of Foreign Assets Control. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(n)         Money Laundering. The operations of the Company are, and in the past five (5) years have been, conducted in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(o)         Cybersecurity. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have taken reasonable action to protect (i) their trade secrets and confidential information and (ii) the confidentiality, integrity, continuous operation and security of the systems, applications, websites, databases, hardware, software and other information technology assets used in their businesses (and all data therein), and there have been no breaches, outages, unauthorized access or other violations of the same in the last two (2) years.

(p)         Anti-Takeover Provisions. Assuming that the representations of such Purchaser set forth in Section 2.2(g) are true and correct, the approval of this Agreement by the Board of Directors constitutes approval of the purchase of the Shares (including the Common Stock issuable upon conversion of such Shares pursuant to the terms of the Certificate of Designations) pursuant to this Agreement for purposes of any applicable “moratorium,” “control share acquisition,” “fair price,” “interested shareholder,” “affiliate transaction,” “business combination” or other antitakeover Laws, including Section 203 of the Delaware General Corporation Law, as amended.

(q)         No Additional Representations. Except for the representations and warranties made by the Company in this Section 2.1, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchaser, or any of their respective Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business or (ii) any oral or written information presented to the Purchasers or any of their respective Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchasers to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered pursuant hereto, nor will anything in this Agreement operate to limit any claim by any Purchaser for actual fraud (involving scienter) in the making of the representations and warranties of the Company set forth in this Agreement or in any certificate delivered hereunder.

2.2     Representations and Warranties of Purchasers. Each Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), severally and not jointly, that:

(a)         Organization and Authority. Such Purchaser (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority to own its properties and assets and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified has not and would not reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b)         Authorization.

(1)               Such Purchaser has the power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement has been, and (as of the Closing) the other Transaction Documents to which it is a party will be, duly and validly executed and delivered by such Purchaser and assuming due authorization, execution and delivery by the Company, this Agreement is, and (as of the Closing) each of the other Transaction Documents to which it is a party will be, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other organizational proceedings are necessary for the execution and delivery by such Purchaser of this Agreement or the other Transaction Documents to which it is a party, the performance by it of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby.

(2)               Neither the execution, delivery and performance by such Purchaser of this Agreement or the other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by such Purchaser with any of the provisions hereof or thereof, will (i) require notice, consent or approval pursuant to, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any material Lien upon any of the properties or assets of such Purchaser under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Purchaser is a party or by which it may be bound, or to which such Purchaser or any of the properties or assets of such Purchaser may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Purchaser or any of its properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on such Purchaser’s ability to fully perform its respective covenants and obligations under this Agreement.

(3)               Other than (i) the securities or blue sky Laws of the various states and (ii) filings pursuant to Section 13 and Section 16 of the Exchange Act, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the execution, delivery and performance by such Purchaser of this Agreement or the other Transaction Documents to which it is a party or the consummation by such Purchaser of the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party.

(c)         Financial Capability. At the Closing, such Purchaser will have access to available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement. Such Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article I (including paying its portion of the Purchase Price) will not be available on the Closing Date.

(d)         Brokers and Finders. Neither such Purchaser nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder for which the Company will incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees in connection with this Agreement or the transactions contemplated hereby.

(e)         Purchase for Investment. Such Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and acknowledges that the Shares have not been registered under the Securities Act or under any state securities Laws. Such Purchaser (i) acknowledges that it is acquiring the Shares and the shares of Common Stock issuable upon the conversion of the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Shares or the shares of Common Stock issuable upon the conversion of the Shares to any person in violation of applicable securities Laws, (ii) will not sell, transfer, or otherwise dispose of any of the Shares or shares of Common Stock issuable upon the conversion of the Shares, except in compliance with this Agreement, the Certificate of Incorporation, the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and the shares of Common Stock issuable upon the conversion of the Shares and of making an informed investment decision, and (iv) without prejudice to any claim of such Purchaser hereunder for breach of the Company’s representations and warranties or for actual fraud (involving scienter), (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares and the shares of Common Stock issuable upon the conversion of the Shares, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (1) an investment in the Shares and the shares of Common Stock issuable upon the conversion of the Shares indefinitely and (2) a total loss in respect of such investment. Such Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to, its investment in the Shares and the shares of Common Stock issuable upon the conversion of the Shares and to protect its own interest in connection with such investment.

(f)          U.S. Citizen. Except as otherwise disclosed in writing to the Company prior to the date hereof, such Purchaser is a U.S. Citizen (as defined in the Certificate of Incorporation).

(g)         Interested Stockholder. Neither such Purchaser nor any of its “affiliates” or “associates” is, nor at any time during the three years prior to (and including) the date of this Agreement has been, an “interested stockholder” of the Company (as such terms in quotations are used in Section 203 of the Delaware General Corporation Law, as amended).

(h)         No Additional Representations. Such Purchaser, on behalf of itself and its respective Affiliates and representatives, acknowledges and agrees that, except for the representations and warranties contained in Section 2.1, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person, makes or has made any representation or warranty to such Purchaser, or any of its Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business or (ii) except for the representations and warranties made by the Company in Section 2.1, any information presented to such Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. To the fullest extent permitted by applicable law, except with respect to the representations and warranties contained in Section 2.1, neither the Company nor any of its Subsidiaries shall have any liability to such Purchaser or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by or on behalf of the Company or its Subsidiaries to such Purchaser or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Section 2.2(g) shall limit, preclude or prohibit any claim by any Purchaser of actual fraud (involving scienter) in the making of the representations and warranties of the Company set forth in this Agreement or in any certificate delivered hereunder.

Article III

COVENANTS

3.1     Filings; Other Actions.

(a)         Each Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, necessary or advisable to consummate the transactions contemplated by this Agreement. Each Purchaser and the Company shall execute and deliver both before and after each Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.

(b)         Each Purchaser and the Company will have the right to review in advance, and to the extent practicable, each will consult with the other, in each case, subject to applicable Laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement (other than filings made pursuant to Section 13 or Section 16 of the Exchange Act). In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1. Each Purchaser shall promptly furnish the Company, and the Company shall promptly furnish each Purchaser, to the extent permitted by Law, with copies of written communications received by it or its Subsidiaries from any Governmental Entity in respect of the transactions contemplated by this Agreement. Neither any Purchaser nor the Company shall participate in any substantive meeting with any Governmental Entity in respect of the transactions contemplated by this Agreement, unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate therein or thereat.

3.2     Reasonable Best Efforts to Close. During the Pre-Closing Period, each of the Company and each Purchaser will use reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable Laws so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other parties hereto to that end.

3.3     Authorized Common Stock. At any time that any Shares are outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized share capital of the Company to include a number of authorized but unissued shares of Common Stock equal to the number of shares of Common Stock issuable upon the conversion of all Shares then issued and outstanding. All shares of Common Stock delivered upon conversion of the Shares shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free and clear of any Liens (other than Liens incurred by a Purchaser, restrictions arising under applicable securities Laws, or Liens arising under this Agreement).

3.4     Certain Adjustments. During the Pre-Closing Period, the Company shall not effect any transaction that would have resulted in an adjustment to the Conversion Price (as defined in the Certificate of Designations) pursuant to Section 10(f) of the Certificate of Designations if the Shares had been issued since the date hereof.

3.5     Nasdaq Listing of Shares. To the extent it has not already done so, the Company shall promptly apply to cause the shares of Common Stock issuable upon the conversion of the Shares to be approved for listing on the Nasdaq, subject to official notice of issuance.

3.6     State Securities Laws. During the Pre-Closing Period, the Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of Shares and the shares of Common Stock issuable upon the conversion of the Shares and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing and, as to the shares of Common Stock issuable upon conversion of the Shares, as of any such conversion.

3.7     Negative Covenants. During the Pre-Closing Period, except as required by applicable Law, as required by the Transaction Documents or consented to by Purchasers acquiring, in the aggregate, two-thirds or more of the Shares (the “Required Purchasers”) (not to be unreasonably withheld, conditioned or delayed), (x) the Company and its Subsidiaries shall use reasonable best efforts to operate their businesses in the ordinary course consistent with past practice, and (y) shall not:

(a)         declare, or make payment in respect of, any dividend or other distribution upon any shares of the Company;

(b)         redeem, repurchase or acquire any shares of the Company or any of its Subsidiaries, other than (i) repurchases of shares (A) approved by the Board of Directors and publicly announced prior to the date hereof, (B) made in an “open market” transaction at the then-prevailing price or through an “accelerated share repurchase” on customary terms or (C) from employees, officers or directors of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice pursuant to any of the Company’s agreements or plans in effect as of the date hereof and (ii) shares withheld on the vesting of employee stock awards;

(c)         authorize, issue or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into shares, of the Company or any Company Subsidiary other than (i) the authorization and issuance of the Shares and (ii) issuances pursuant to any of the Company’s agreements or plans in effect as of the date hereof of shares, or securities exercisable for, exchangeable for or convertible into shares, of the Company to (A) officers or directors of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or (B) non-officer employees of the Company or any of its Subsidiaries;

(d)         amend or otherwise change, or waive any provision of, the Certificate of Incorporation (as modified by the Certificate of Designations) or the Bylaws or any organizational document of any Company Subsidiary, including as a result of a merger, amalgamation, consolidation or other similar or extraordinary transaction;

(e)         sell, assign, transfer, convey, lease or otherwise dispose of any material assets or properties of the Company or any of its Subsidiaries, except pursuant to existing agreements or for sales of products in the ordinary course of business consistent with past practice;

(f)          make any material loans or material advances of money to any Person (other than the Company and its Subsidiaries), except for (i) loans made pursuant to any Plan, (ii) advances to employees or officers of the Company or any of its Subsidiaries for expenses incurred in the ordinary course of business consistent with past practice or (iii) trade credit extended to customers, franchisees and other business counterparties in the ordinary course of business consistent with past practice; or

(g)         authorize or enter into a contract or otherwise make any commitment to do any of the foregoing.

3.8     Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for general corporate purposes and capital expenditures.

Article IV

ADDITIONAL AGREEMENTS

4.1     Manner of Sale Restrictions.

(a)         From and after the date hereof, without the prior written consent of the Company, no Purchaser nor any Permitted Transferee thereof may Transfer any Share or any share of Common Stock issued upon conversion thereof at any time to (i) any Competitor or (ii) any other Person who would, upon the consummation of such Transfer, beneficially own five percent (5%) or more of the outstanding shares of Common Stock (with such percentage calculated to include the shares of Common Stock issued upon the conversion of all shares of Preferred Stock); provided, however, that the foregoing shall not restrict (w) any Transfer to a Purchaser or a Permitted Transferee of a Purchaser, (x) underwritten offerings or underwritten block trades in which the applicable Purchaser instructs the managing underwriter(s) not to transfer any Share or any share of Common Stock issued upon conversion thereof to any transferee that would be known to violate this Section 4.1(a), (y) ordinary course brokerage transactions or (z) non-underwritten market transactions in which the Purchaser or Permitted Transferee cannot determine the identity of the transferee.

(b)         Notwithstanding anything to the contrary in this Agreement or otherwise, “Transfer” shall not include, and this Section 4.1 shall not prohibit, any Lien on any Share or any share of Common Stock issued upon conversion thereof, or any exercise of remedies with respect to any of the foregoing, pursuant to (i) one or more credit facilities of a Purchaser or any of its Affiliates, so long as (A) such Purchaser shall provide written notice to the Company if any event of default pursuant to any such credit facility occurs which results in any lender thereunder becoming entitled (with the provision of notice, lapse of time, or both) to foreclose on such collateral, (B) any such credit facility provides that the Company will be entitled to redeem any Share or share of Common Stock issued upon conversion thereof, within twenty (20) business days following notice to the Company of such foreclosure, for a redemption price equal to the greater of (x) the Accreted Liquidation Preference (including any Accretion Amount) (each as defined in the Certificate of Designations) as of the close of business on the date immediately prior to such notice and (y) the market value of the as-converted Common Stock (determined as the average closing price of the shares of Common Stock over the five (5) trading days immediately preceding such notice); provided that if any such Share has been converted to Common Stock prior to such notice then the redemption price shall only be calculated in accordance with the foregoing clause (y), and (C) any such credit facility provides that any lender thereunder will not be entitled to exercise any right pursuant to this Section 4.1, including in the event of any such foreclosure, or (ii) any back leverage financing, so long as any such financing provides that any lender thereunder will not be entitled to exercise any right pursuant to this Section 4.1, including in the event of any foreclosure.

(c)         Any attempted Transfer in violation of this Section 4.1 shall be null and void ab initio and the Company shall not be required to give any effect thereto.

4.2     Legend.

(a)         Each Purchaser agrees that all certificates or other instruments representing the Shares subject to this Agreement (or the shares of Common Stock issuable upon conversion thereof) will bear a legend substantially to the following effect for so long as such shares are Transfer-Restricted Securities (as defined in the Certificate of Designations) unless not otherwise required pursuant to Section 3(f) of the Certificate of Designations:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b)         Upon request of a Purchaser (or any Permitted Transferee), (i) following receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state Laws, (ii) if a transfer is pursuant to Rule 144 of the Securities Act, following receipt by the Company of a customary certificate of such Purchaser (or any Permitted Transferee) certifying that it has held the shares for over six (6) months and that it is not, and during the preceding three (3) months it has not been, an “affiliate” of the Company under Rule 405 of the Securities Act or (iii) following the effectiveness of a registration statement with respect to the applicable Shares (or the shares of Common Stock issuable upon conversion thereof), the Company shall promptly (and in any event within three (3) Business Days of the request by such Purchaser or Permitted Transferee) cause the legend to be removed from any certificate to be transferred in accordance with the terms hereof. Each Purchaser acknowledges that the Shares have not been registered under the Securities Act or under any state securities Laws and agrees that it will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws.

4.3     Right of Participation.

(a)         For a period of eighteen (18) months after the Closing, if the Company makes any public or non-public offering of any Equity Interests of the Company, including, for the purposes of this Section 4.3, warrants, options or other such rights (any such security, a “New Security”) (other than (1) issuances of New Securities to directors, officers, employees, consultants or other agents or service providers of the Company, (2) issuances of New Securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (3) issuances of New Securities made as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company of equity in, or assets of, another Person, business unit, division or business, (4) issuances of New Securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event in which holders of the same class of securities participate on a pro rata basis, (5) issuances of New Securities in connection with a bona fide strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its Subsidiaries, (6) issuance of shares of Common Stock pursuant to the conversion, exercise or exchange of Preferred Stock issued to the Purchasers, and (7) issuance of New Securities in connection with any bona fide debt financing from a financial institution or other equipment or real property loan or leasing arrangement (other than any issuance of debt securities that by their terms are convertible or exchangeable into Equity Interests of the Company); provided that, for the avoidance of doubt, the foregoing clauses (1) through (7) shall not include the issuance of additional shares of Preferred Stock pursuant to Section 9(a)(i)(2) of the Certificate of Designations), then the Purchasers or their respective Permitted Transferees (collectively, the “Purchaser Parties”) (or the Purchaser Parties’ designated Affiliates) shall be afforded the opportunity to acquire from the Company such Purchaser’s Preemptive Rights Portion of such New Securities for the same price and on the same terms as that offered to the other purchasers of such New Securities.

(b)         Notwithstanding anything set forth herein, the Purchaser Parties shall not be entitled to acquire any New Securities pursuant to this Section 4.3 to the extent the issuance of such New Securities to any Purchaser Party would require approval of the stockholders of the Company pursuant to the applicable rules and listing standards of the Securities Exchange, in which case the Company may consummate the proposed issuance of New Securities to other Persons prior to obtaining approval of the stockholders of the Company. If any Purchaser Party is not entitled to acquire any New Securities pursuant to this Section 4.3 as a result of the foregoing stockholder approval requirements, the Company shall, upon such Purchaser Party’s reasonable request delivered to the Company in writing within three business days following its receipt of the written notice of such issuance to the Purchaser Parties pursuant to Section 4.3(d), at such Purchaser Party’s election, (i) consider and discuss in good faith modifications proposed by such Purchaser Party to the terms and conditions of such portion of the New Securities which would otherwise be issued to such Stockholder Party such that the Company would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified; and/or (ii) use reasonable best efforts to seek stockholder approval in respect of the issuance of any New Securities to such Purchaser Party.

(c)         Subject to Sections 4.3(a) and (b), the amount of New Securities that a Purchaser Party (or its designated Affiliate) shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of New Securities by (2) a fraction, the numerator of which is the number of shares of Common Stock issuable upon conversion of the Preferred Stock held by the Purchaser Parties, as of such date, and the denominator of which is the aggregate number of shares of Common Stock (assuming the conversion of all shares of Preferred Stock into Common Stock) outstanding as of such date (the “Preemptive Rights Portion”).

(d)         If the Company proposes to offer New Securities, it shall give the Purchaser Parties written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least ten business days prior to such issuance (or, in the case of a registered public offering, at least ten business days prior to the commencement of such registered public offering) (provided, that to the extent the terms of such offering cannot reasonably be provided ten business days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event at least three business days prior to such issuance). The Company may provide such notice to the Purchaser Parties on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, each Purchaser Party shall notify the Company in writing at any time on or prior to the second business day immediately preceding the date of such issuance whether such Purchaser Party (or its designated Affiliate) will exercise such preemptive rights and as to the amount of New Securities such Purchaser Party (or its designated Affiliate) desires to purchase, up to the maximum amount calculated pursuant to Section 4.3(c). In the case of a registered public offering, each Purchaser Party shall notify the Company in writing at any time prior to the second business day immediately preceding the date of commencement of such registered public offering whether such Purchaser Party (or its designated Affiliate) will exercise such preemptive rights and as to the amount of New Securities such Purchaser Party (or such Affiliate) desires to purchase, up to the maximum amount calculated pursuant to Section 4.3(c). Such notice to the Company, subject to any terms or conditions set forth therein, shall constitute a binding commitment by such Purchaser Party (or such Affiliate) to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of any Purchaser Party to respond prior to the time a response is required pursuant to this Section 4.3(d) shall be deemed to be a waiver of such Purchaser Party’s purchase rights under this Section 4.3 only with respect to the offering described in the applicable notice.

(e)         Each Purchaser Party (or its designated Affiliate) shall purchase the New Securities that it has elected to purchase under this Section 4.3 concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any Governmental Entity to consummate such purchase by such Purchaser

Party or Affiliate). If the proposed issuance by the Company of securities which gave rise to the exercise by such Purchaser Party of its preemptive rights pursuant to this Section 4.3 shall be terminated or abandoned by the Company without the issuance of any New Securities, then the purchase rights of such Purchaser Party pursuant to this Section 4.3 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by such Purchaser Party (or its Affiliate) in respect thereof shall be promptly refunded in full.

(f)          In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board in good faith; provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(g)         Upon request of any Purchaser from time to time, the Company shall confirm to such Purchaser whether the proposed issuance by the Company of securities which gave rise to the preemptive rights notice pursuant to this Section 4.3 has been terminated or abandoned by the Company.

(h)         By written notice delivered to the Company, any Purchaser Party (an “Opting-Out Purchaser Party”) may elect to waive its rights under this Section 4.3 (“Section 4.3 Opt-Out”), until such time as the written notice is rescinded in writing. During such time as a Section 4.3 Opt-Out is in effect: (i) the Opting-Out Purchaser Party shall not receive notices of any proposed issuance or offering of New Securities under this Section 4.3 and (ii) shall not be entitled to participate in any such issuance or offering pursuant to this Section 4.3.

4.4     Tax Matters. The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on (a) the issuance of the Shares or (b) the issuance of shares of Common Stock upon conversion of the Shares. However, in the case of conversion of Shares, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

4.5     Survival. The Company Fundamental Representations and the Purchaser Fundamental Representations shall survive the Closing until the date that is three (3) years from the date hereof and all other representations and warranties of the parties contained in Article II hereof shall survive the Closing until the date that is nine (9) months after the Closing Date. All other covenants and agreements of the parties contained herein shall survive the Closing in accordance with their terms.

Article V

MISCELLANEOUS

5.1     Expenses. At the Closing, the Company shall pay the reasonable and documented fees and expenses of the legal counsel to the respective Purchasers set forth on Schedule 5.1 incurred in connection with the consummation of the transactions contemplated herein, in each case, in an amount not to exceed the amount set forth on Schedule 5.1 for such Purchaser.

5.2     Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by (a) the Company and (b) if the amendment or waiver is prior to the Closing, the Purchasers or, if the amendment or waiver is after the Closing, the Required Purchasers. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser, if such amendment, modification, termination or waiver would adversely affect the rights of such Purchaser in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Purchasers under this Agreement. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.3     Counterparts; Electronic Transmission. This Agreement, and any amendments hereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state Laws based on the Uniform Electronic Transactions Act. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on each party hereto.

5.4     Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the Laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware. Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in the State of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 5.5 shall be deemed effective service of process on such Person. AS SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

5.5     Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be either personally delivered, or sent by reputable overnight courier service (charges prepaid) to the parties at the applicable address set forth below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by electronic mail (provided confirmation of transmission is received) and one (1) day after deposit with a reputable overnight courier service.

(a)         If to a Purchaser, to its address set forth in Schedule I hereto.

(b)         If to the Company:

Lindblad Expeditions Holdings, Inc.

96 Morton Street, 9th Floor

New York, NY 10005
Attn:          Alexis Freeman
E-mail:      alexisf@expeditions.com

with a copy to (which copy alone shall not constitute notice):

Latham & Watkins LLP
555 Eleventh Street, NW, Suite 1000
Washington, D.C. 20004
Attn:          Paul Sheridan

Bradley Faris

E-mail:      paul.sheridan@lw.com

bradley.faris@lw.com

5.6     Entire Agreement. This Agreement (including the Exhibits hereto and the documents and instruments referred to in this Agreement), constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and transactions contemplated hereby.

5.7     Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided, however, that (a) subject to clause (b), a Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more of its Permitted Transferees, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided, further, that no such assignment will relieve such Purchaser of its obligations hereunder with respect to any remaining Closing.

5.8     Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)         the word “or” is not exclusive;

(b)         the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)         the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(d)         the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York, New York generally are authorized or required by law or other governmental action to close.

5.9     Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

5.10          Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.11          No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns), any benefit, right or remedies.

5.12          Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding the foregoing, this Section 5.12 shall not apply to any press release or other public statement made by the Company or a Purchaser (a) which is consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement, (b) made in a filing pursuant to Section 13 or Section 16 of the Exchange Act or (c) is required by law or regulation or any disclosure made pursuant routine examinations, demands, requests or reporting requirements of a regulator. The Company shall, by 9:00 a.m. (New York City time) on the trading day immediately following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby.

5.13          Specific Performance; Attorneys’ Fees. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law. In the event of any litigation regarding or arising from this Agreement, if a court of competent jurisdiction determines in a final non-appealable judgment that one of the parties has prevailed in such litigation, then the non-prevailing party shall reimburse the prevailing party for its reasonable attorneys’ fees and costs incurred in connection therewith.

5.14          Termination. This Agreement may only be terminated prior to the Closing:

(a)                by mutual written agreement of the Company and the Required Purchasers;

(b)               by the Company or any Purchaser, upon written notice to the other parties if the Closing has not occurred by September 9, 2020; provided, however that the right to terminate this Agreement pursuant to this Section 5.14(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the principal cause of, or shall have primarily resulted in, the failure of the Closing to occur on or prior to such date;

(c)                by notice given by the Company to the Purchasers, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by a Purchaser in this Agreement such that the conditions in Section 1.3(c) would not be satisfied and which have not been cured by such Purchaser thirty (30) days after receipt by such Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; or

(d)               by notice given by the Required Purchasers to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(b) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Required Purchasers requesting such inaccuracies or breaches to be cured.

5.15          Effects of Termination. In the event of any termination of this Agreement prior to the Closing in accordance with Section 5.14, no party (or any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of any actual fraud (involving scienter) in the making of the representations and warranties set forth in this Agreement or in any certificate delivered hereunder or intentional or willful breach of this Agreement prior to such termination. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Sections 5.2 to 5.13 (Amendment, Waiver; Counterparts, Electronic Transmission; Governing Law; Waiver of Jury Trial; Notices; Entire Agreement, Assignment; Interpretation; Captions; Severability; No Third Party Beneficiaries; Public Announcements; and Specific Performance), Section 5.16 (Non-Recourse) and Section 5.17 (Definitions) shall survive the termination of this Agreement.

5.16          Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, including permitted assignees and successors, or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to a Purchaser, and no former, current or future equityholders, controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling Person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

5.17          Definitions.

(a)         As used herein, the following terms have the meanings ascribed thereto below:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person; provided, however, that (i) portfolio companies in which any Person or any of its Affiliates has an investment shall not be deemed an Affiliate of such Person (except for the purposes of Sections 5.15 and 5.16, such portfolio companies shall be deemed Affiliates), or (ii) the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of Purchaser for purposes of this Agreement. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Code” means the United Stated Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means, with respect to the Company, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following individually or taken together, be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur: (i) any change in the Company’s stock price or trading volume on Nasdaq, (ii) any failure by the Company to meet internal or analyst revenue, earnings or other financial projections or expectations for any period, (iii) any Effect that results from changes affecting the industry in which the Company operates, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or United States or global credit, financial or capital markets conditions, (iv) any Effect caused by the negotiation, execution or announcement of the transactions contemplated by this Agreement or the other Transaction Documents, or the identity of a Purchaser or any of its Affiliates as a Purchaser in connection with the transactions contemplated by this Agreement, (v) political conditions, including acts of war or terrorism, or natural disasters or any direct or indirect consequence of any pandemic or epidemic, including outbreaks or additional waves of outbreaks of any contagious diseases (including COVID-19 or any variation thereof), (vi) any action taken or omitted to be taken by the Company at the written request or with the prior written consent of a Purchaser, (vii) changes in GAAP or other accounting standards (or any interpretation thereof) or (viii) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, however, that (A) the exceptions in clause (i) and (ii) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Company Material Adverse Effect or that the underlying cause of such failure (unless such underlying cause would otherwise be excluded from this definition) has resulted in, or contributed to, a Company Material Adverse Effect and (B) with respect to clauses (iii), (v), (vii) and (viii), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the same industry as the Company and its Subsidiaries.

“Company Subsidiary” means any Subsidiary of the Company.

“Competitor” means any Person that is (a) primarily engaged in any business that directly or indirectly competes with the business of the Company or any of its Subsidiaries and (b) set forth on Schedule 5.17 hereof (as the same may be updated from time to time by the Board of Directors reasonably and in good faith, by written notice to the Purchasers, solely to reflect the addition of Persons described in the foregoing clause (a) and the removal of Persons who cease to meet the description in the foregoing clause (a)).

“Credit Agreements” means the (i) Third Amended and Restated Credit Agreement, dated March 27, 2018, among Lindblad Expeditions, LLC and Lindblad Maritime Enterprises, Ltd. as borrowers, the Company, the lenders party thereto, and Credit Suisse AG, as Administrative Agent and Collateral Agent, and Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A. and Citibank, N.A. as Joint Bookrunners, Joint Lead Arrangers and Syndication Agents, (ii) Senior Secured Credit Agreement, dated January 8, 2018, among the Company and LEX Endurance Ltd. with Citibank, N.A. and Eksportkreditt Norge AS and (iii) Senior Secured Credit Agreement, dated April 8, 2019, among the Company and Lindblad Bluewater II Limited with Citibank, N.A. and Eksportkreditt Norge AS, in each case, as amended from time to time.

“Effect” means any change, event, effect, development or circumstance.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

“Existing RRAs” means (i) the Registration Rights Agreement, dated May 10, 2013, by and among the Company and each of Capitol Acquisition Management 2 LLC, Lawrence Calcano, Richard C. Donaldson, Piyush Sodha and L. Dyson Dryden and (ii) the Investment Subscription and Registration Rights Agreement, dated July 8, 2015, by and among the Company and the investors party thereto.

“Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including any state-controlled or owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Knowledge of the Company” means the actual knowledge of one or more of the Company’s chief executive officer, chief financial officer, and general counsel.

“Law” means any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or other legally binding requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person or (iii) any investment fund, vehicle or similar entity of which the first specified Person, or any Affiliate, advisor or manager of the first specified Person serves as a general partner, manager or advisor, or any successor entity of the Persons described in this clause (iii).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Plan” means (i) any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) maintained for employees of the Company or of any member of a “controlled group,” as such term is defined in Section 414 of the Code, of which the Company or any of its Subsidiaries is a part, or any such employee pension benefit plan to which the Company or any of its Subsidiaries is required to contribute on behalf of its employees, and any other employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; or (ii) any compensation, retirement, medical, vision, insurance, severance or other benefit plan, policy, program, agreement or arrangement, including any employment, change in control, bonus, equity-based compensation, retention or other similar plan, policy, program, agreement or agreement, in each case, that the Company or any of its Subsidiaries, maintains, sponsors, contributes to, is required to contribute to, is a party to, or as to which the Company or any of its Subsidiaries otherwise has any obligation or liability, contingent or otherwise, in respect of its current or former employees; in each case, excluding any compensation or benefit arrangement maintained by a Governmental Entity.

“Pre-Closing Period” means the period commencing on the date hereof and terminating on the earlier to occur of (a) the Closing and (b) the termination of this Agreement in accordance with the provisions hereof.

“Securities Exchange” means Nasdaq or any other national securities exchange on which the Common Stock is then listed.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (i) of which such Person or a Subsidiary of such Person is a general partner or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such Person, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.

“Transaction Documents” means this Agreement, the Certificate of Designations and the Registration Rights Agreement.

“Transfer” by any Person means, directly or indirectly, to (i) sell, transfer, assign, pledge, encumber, hypothecate, establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act or similarly dispose of, either voluntarily or involuntarily, any securities owned by such Person or of any interest (including any voting interest) in any securities owned by such Person, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any subject securities, for cash or otherwise.

(b)         As used herein, the following terms are defined in the Section of this Agreement set forth after such term below:

Term	Location of Definition
Agreement	Preamble
Applicable Matters	Section 5.4
Board of Directors	Section 2.1(c)(1)
Bylaws	Section 2.1(a)(2)
Certificate of Designations	Recitals
Certificate of Incorporation	Section 2.1(a)(2)
Chosen Court	Section 5.4
Closing Date	Section 1.2(a)
Closing	Section 1.2(a)
Common Stock	Section 2.1(b)(1)
Company	Preamble
Company Fundamental Representations	Section 1.3(b)(1)
Exchange Act	Section 2.1
GAAP	Section 2.1(f)(4)
Money Laundering Laws	Section 2.1(m)
Nasdaq	Section 1.3(b)(8)
New Security	Section 4.3(a)
Non-Recourse Party	Section 5.16
Opting-Out Purchaser Party	Section 4.3(g)
Preemptive Rights Portion	Section 4.3(c)
Preferred Stock	Recitals
Purchase Price	Section 1.1
Purchaser Fundamental Representations	Section 1.3(c)(1)
Purchaser Parties	Section 4.3(a)
Purchasers	Preamble
Registration Rights Agreement	Section 1.2(b)(1)
Required Purchasers	Section 3.7
SEC	Section 2.1(a)(3)
SEC Documents	Section 2.1(f)(1)
Section 4.3 Opt-Out	Section 4.3(g)
Securities Act	Section 2.1
Shares	Section 1.1

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

LINDBLAD EXPEDITIONS HOLDINGS, INC.

By:      /s/ Craig Felenstein
Name: Craig Felenstein
Title:   Chief Financial Officer

MSD SIF PARTNERS II, LLC

By:      /s/ Marcello Liguori
Name: Marcello Liguori

Title:   Vice President

DURABLE CAPITAL MASTER FUND LP

By: Durable Capital Associates LLC, its general partner

By:      /s/ Michael Blandino
Name: Michael Blandino

Title:   Authorized Person

HEADLANDS STRATEGIC OPPORTUNITIES FUND, LP

By:      /s/ Kimberly A. Roche
Name: Kimberly A. Roche

Title:   Chief Financial Officer and Authorized Signatory

DEEP FIELD OPPORTUNITIES FUND, L.P.

By:      /s/ Jordan Moelis
Name: Jordan Moelis

Title:   Managing Member, Deep Field Asset Management, LLC, its General Partner

PIMCO RED STICK FUND, L.P.

By: PIMCO GP XXVIII, LLC, its general partner

By: Pacific Investment Management Company LLC, its managing director

By:      /s/ Russell D. Gannaway
Name: Russell D. Gannaway

Title:   Managing Director

DECLARATION CAPITAL LLC

By:      /s/ Rob Jackowitz
Name: Rob Jackowitz

Title:   Authorized Person

EXHIBIT A

Form of Certificate of Designations

[See Attached]

CERTIFICATE OF DESIGNATIONS OF

6.0% SERIES A CONVERTIBLE PREFERRED STOCK OF

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Lindblad Expeditions Holdings, Inc. (the “Company”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

That, pursuant to authority conferred by the Amended and Restated Certificate of Incorporation of the Company, and by the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the “Board”), at a duly called meeting held on August 26, 2020, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof, creating a series of  135,000 shares of Preferred Stock, $0.0001 par value per share, designated as “6.0% Series A Convertible Preferred Stock”:

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of the Amended and Restated Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Board does hereby create, authorize and provide for the issuance of a series of Preferred Stock, $0.0001 par value per share, of the Company, designated as the “6.0% Series A Convertible Preferred Stock”, which series has the rights, designations, preferences, voting powers and other provisions set forth in Annex A.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by [ ☐ ], its [ ☐ ], as of the [ ☐ ] day of [ ☐ ], 2020.

Lindblad Expeditions Holdings, Inc.

By:_______________________________________

Name:

Title:

Lindblad Expeditions Holdings, Inc.

Certificate of Designations

6.0% Series A Convertible Preferred Stock

CONTENTS

Page

Section 1.	Definitions

Section 2.	Rules of Construction

Section 3.	The Convertible Preferred Stock

(a)	Designation; Par Value
(b)	Number of Authorized Shares
(c)	Form, Dating and Denominations
(d)	Method of Payment; Delay When Payment Date is Not a Business Day
(e)	Register
(f)	Legends
(g)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions
(h)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control.
(i)	Status of Retired Shares
(j)	Replacement Certificates
(k)	Registered Holders
(l)	Cancellation
(m)	Shares Held by the Company or its Subsidiaries
(n)	Outstanding Shares
(o)	Notations and Exchanges
(p)	No Right to Redeem or Repurchase

Section 4.	Ranking

Section 5.	Accreting Return; Participating Dividends

(a)	Accreting Return
(b)	Participating Dividends.
(c)	Treatment of Participating Dividends Upon Liquidation, Repurchase Upon Mandatory Repurchase or Change of Control or Conversion

Section 6.	Rights Upon Liquidation, Dissolution or Winding Up

(a)	Generally
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation

Section 7.	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock on the Mandatory Repurchase Date

(a)	Mandatory Repurchase
(b)	Legal Restrictions on Payment of Mandatory Repurchase Price
(c)	Notice of Mandatory Repurchase Date
(d)	Mandatory Repurchase Price
(e)	Procedures to Exercise the Mandatory Repurchase Right
(f)	Payment of the Mandatory Repurchase Price
(g)	Remedies

Section 8.	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control

(a)	Change of Control Repurchase Right
(b)	Legal Restrictions on Payment of Change of Control Repurchase Price; Covenant Not to Take Certain Actions
(c)	Change of Control Repurchase Date
(d)	Change of Control Repurchase Price
(e)	Change of Control Notice
(f)	Procedures to Exercise the Change of Control Repurchase Right
(g)	Payment of the Change of Control Repurchase Price
(h)	Remedies

Section 9.	Voting Rights

(a)	Voting and Consent Rights with Respect to Specified Matters
(b)	Rights Plan
(c)	Right to Vote with Holders of Common Stock on an As-Converted Basis
(d)	Procedures for Voting and Consents
(e)	HSR Cap

Section 10.	Conversion

(a)	Generally
(b)	Conversion at the Option of the Holders
(c)	Mandatory Conversion
(d)	Conversion Procedures
(e)	Settlement upon Conversion
(f)	Conversion Price Adjustments
(g)	Voluntary Conversion Price Decreases
(h)	Restriction on Conversions
(i)	Effect of Common Stock Change Event

Section 11.	Certain Provisions Relating to the Issuance of Common Stock

(a)	Equitable Adjustments to Prices
(b)	Reservation of Shares of Common Stock
(c)	Status of Shares of Common Stock
(d)	Taxes Upon Issuance of Common Stock

Section 12.	No Preemptive Rights

Section 13.	Calculations

(a)	Schedule of Calculations
(b)	Calculations Aggregated for Each Holder

Section 14.	Notices

Section 15.	Legally Available Funds.

Section 16.	Withholding.

Section 17.	No Other Rights

Exhibits

Exhibit A: Form of Preferred Stock Certificate     A-1

Exhibit B: Form of Restricted Stock Legend         B-1

Section 1.                Definitions.

“Accreted Liquidation Preference” means, with respect to each share of Convertible Preferred Stock as of any particular date, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock, as increased prior to such date pursuant to Section 5(a)(iii).

“Accretion Amount” has the meaning set forth in Section 5(a)(i).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that (i)  the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder or any of its Affiliates, and (ii) portfolio companies (as such term is customarily used among institutional investors) in which any Holder or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Holder. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Aggregate Accreted Liquidation Preference” means, with respect to any Holder as of any particular date, the product of (i) the total number of shares of Convertible Preferred Stock held by such Holder as of such date and (ii) the Accreted Liquidation Preference.

“Beneficial Ownership Limitation” has the meaning set forth in Section 10(h)(i)(2).

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“BOL Holder” has the meaning set forth in Section 10(h)(i)(2).

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York, New York generally are open for use by customers on such day.

“Bylaws” means the By Laws of the Company, as the same may be amended or modified from time to time.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person.

“Certificate” means any Physical Certificate or Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented or restated from time to time.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended to date, as the same may be further amended, supplemented or restated.

“Change of Control” means any of the following events:

(a)                a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries has become the direct or indirect “beneficial owner” of shares of the Company’s Capital Stock or Equity-Linked Securities representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity (including then-outstanding preferred equity voting on an as-converted basis with the common equity);

(b)               the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” all classes of the Company’s common equity (including then-outstanding preferred equity voting on an as-converted basis with the common equity) immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity (including then-outstanding preferred equity voting on an as-converted basis with the common equity) of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b); or

(c)                shares of Common Stock or shares of any other Capital Stock into which the Convertible Preferred Stock is convertible are not listed for trading on any United States national securities exchange (other than as a result of a transaction described in clause (b) above).

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned” and percentage “beneficial ownership”, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Change of Control Increase Date” has the meaning set forth in Section 8(h)(i).

“Change of Control Notice” has the meaning set forth in Section 8(e).

“Change of Control Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Change of Control.

“Change of Control Repurchase Notice” means a notice (including a notice substantially in the form of the “Change of Control Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).

“Change of Control Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Change of Control, calculated pursuant to Section 8(d).

“Change of Control Repurchase Right” as the meaning set forth in Section 8(a).

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, subject to Section 10(i).

“Common Stock Change Event” has the meaning set forth in Section 10(i)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion if:

(a)                each share of Common Stock to be issued upon such Mandatory Conversion of any share of Convertible Preferred Stock (i) will, when issued, be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), and

(b)               the Company has not received any notice of delisting or suspension by the applicable exchange referred to in clause (a)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods.

“Common Stock Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Company” means Lindblad Expeditions Holdings, Inc., a Delaware corporation.

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Price” initially means $9.50 per share of Common Stock; provided, however, that the Conversion Price is subject to adjustment pursuant to Section 10(f) and 10(g). Each reference in this Certificate of Designations to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price as of immediately before the Close of Business on such date.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Depositary” means The Depository Trust Company or its successor.

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). The Common Stock is the only Dividend Junior Stock outstanding as of the Initial Issue Date.

“Dividend Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). There is no Dividend Parity Stock outstanding as of the Initial Issue Date.

“Dividend Payment Date” means each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

“Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). There is no Dividend Senior Stock outstanding as of the Initial Issue Date.

“Electronic Certificate” means any electronic book entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ownership Limitation” has the meaning set forth in Section 10(h)(i)(1).

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“HSR Amount” means the number of shares of Voting Stock that may be obtained by an Acquiring Person (as defined by the HSR Act, including the ultimate parent entity and all entities included within it) prior to the HSR Date, without incurring a notification obligation under the HSR Act, taking into account any exemptions to which the Acquiring Person is entitled.

“HSR Date” means the date on which all applicable approvals, clearances or waiting periods under the HSR Act shall have been obtained, expired or been terminated.

“HSR Holder” means a Holder that is an Acquiring Person (as defined under the HSR Act) whose ability to acquire shares of Voting Stock in excess of the HSR Amount is restricted by the HSR Act prior to the HSR Date.

“Initial Issue Date” means [ ☐ ], 2020.

“Initial Liquidation Preference” means one thousand dollars ($1,000) per share of Convertible Preferred Stock.

“Investment Agreement” means the Investment Agreement, dated as of August 26, 2020, by and among the Company and the several purchasers party thereto, as amended from time to time in accordance with its terms.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects.

“Liquidation” has the meaning set forth in Section 6(a).

“Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. The Common Stock is the only Liquidation Junior Stock outstanding as of the Initial Issue Date.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. There is no Liquidation Parity Stock outstanding as of the Initial Issue Date.

“Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. There is no Liquidation Senior Stock outstanding as of the Initial Issue Date.

“Mandatory Conversion” means a mandatory conversion of shares of Convertible Preferred Stock pursuant to Section 10(c).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Sections 10(c)(i) and 10(c)(iv).

“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(v).

“Mandatory Conversion Notice Date” means, with respect to the Mandatory Conversion Right, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(v).

“Mandatory Conversion Obligation” has the meaning set forth in Section 10(c)(ii).

“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).

“Mandatory Repurchase” has the meaning set forth in Section 7(a).

“Mandatory Repurchase Date” means the sixth (6th) anniversary of the Initial Issue Date.

“Mandatory Repurchase Increase Date” has the meaning set forth in Section 7(g)(i).

“Mandatory Repurchase Notice” means a notice (including a notice substantially in the form of the “Mandatory Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 7(e)(i) and Section 7(e)(ii).

“Mandatory Repurchase Price” means the cash consideration payable by the Company to repurchase any Convertible Preferred Stock upon a Mandatory Repurchase, calculated pursuant to Section 7(d).

“Mandatory Repurchase Right” has the meaning set forth in Section 7(a).

“Market Disruption Event” means any of the following events:

(a)                suspension of, or limitation imposed on, trading of the Common Stock by any Relevant Exchange during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(b)               any event that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“Observer” has the meaning set forth in Section 7(g)(iii).

“Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the General Counsel, the Corporate Secretary, or any Vice President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit A.

“Ownership Limitation” has the meaning set forth in Section 10(h)(i)(2).

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Reference Property” has the meaning set forth in Section 10(i)(i).

“Reference Property Unit” has the meaning set forth in Section 10(i)(i)

“Register” has the meaning set forth in Section 3(e).

“Relevant Exchange” means an exchange or quotation system on which the Last Reported Sale Price is determined pursuant to the definition of the term “Last Reported Sale Price”.

“Repurchase Upon Change of Control” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.

“Requisite Stockholder Approval” means the stockholder approval contemplated by the applicable listing rules of the Nasdaq Stock Market with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rules; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The Nasdaq Stock Market, such stockholder approval is no longer required for the Company to settle all conversions of the Convertible Preferred Stock in shares of Common Stock without regard to Section 10(h)(i)(1).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Return Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31st, June 30th, September 30th and December 31 of each year, beginning on September 30, 2020 (or beginning on such other date specified in the Certificate representing such share).

“Return Period” means, in the case of each Return Period, from, and including, a Return Payment Date (or in the case of the first Return Period, from, and including, the Initial Issue Date) to, but excluding, the next Return Payment Date.

“Return Rate” means six percent (6.0%) per annum, subject to Section 7(g)(i) and Section 8(h)(i).

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(i)(iii).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the Relevant Exchange or, if the Common Stock is not then listed on a Relevant Exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means Continental Stock Transfer & Administrator.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)                such Security is sold or otherwise transferred to a Person (other than the Company or an affiliate (which term, for purposes of this definition, has the meaning set forth in Rule 144) of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)               such Security is sold or otherwise transferred to a Person (other than the Company or an affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)                (i) such Security is eligible for resale, by a Person that is not an affiliate of the Company and that has not been an affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an affiliate of the Company.

“Voting Stock” means the Common Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board of Directors.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as reported on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm the Board of Directors reasonably selects and retains for this purpose).

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares, if any) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Withholding Tax” has the meaning set forth in Section 16.

Section 2.                Rules of Construction. For purposes of this Certificate of Designations:

(a)                “or” is not exclusive;

(b)               “including” means “including without limitation”;

(c)                “will” expresses a command;

(d)               the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)                a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)                terms defined in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)               “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h)               references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)                 the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3.                The Convertible Preferred Stock

(a)                Designation; Par Value. A series of stock of the Company titled the “6.0% Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.0001 per share.

(b)               Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is one hundred thirty five thousand (135,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c)                Form, Dating and Denominations.

(i)                 Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will bear the legends required by Section 3(f) and may bear any other notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary.

(ii)               Certificates.

(1)               Generally. The Convertible Preferred Stock will be issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, in each case, upon request by the Holder thereof pursuant to customary procedures.

(2)               Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(3)               Due Execution by the Company. At least two (2) duly authorized Officers will sign each Physical Certificate representing any Convertible Preferred Stock on behalf of the Company by manual or facsimile signature. The validity of any Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any Physical Certificate representing such Convertible Preferred Stock to hold, at the time such Physical Certificate is countersigned by the Transfer Agent, the same or any other office at the Company.

(4)               Countersignature by Transfer Agent. No Convertible Preferred Stock represented by a Physical Certificate will be valid until the Physical Certificate is countersigned by the Transfer Agent. Each Physical Certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) manually signs the countersignature block set forth in such Certificate.

(iii)            No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(iv)             Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d)               Method of Payment; Delay When Payment Date is Not a Business Day.

(i)                 Method of Payment. The Company will pay all cash amounts due on any Convertible Preferred Stock of any Holder by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any cash Accretion Amount due on a Return Payment Date for the Convertible Preferred Stock, the date that is fifteen (15) calendar days immediately before such Return Payment Date, (y) with respect to the payment of any declared cash Participating Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date, and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii)               Delay When Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(e)                Register. The Company will, or will cause another Person (who may be the Transfer Agent) to act as registrar who will keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(f)                Legends.

(i)                 Restricted Stock Legend.

(1)               Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)               If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(h) or 3(j), then the Certificate representing such share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii)               Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iii)            Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv)             Legends on Conversion Shares.

(1)               Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)               Notwithstanding anything to the contrary in Section 3(f)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(f)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(g)               Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)                 Provisions Applicable to All Transfers and Exchanges.

(1)               Generally. Subject to this Section 3(g) and the applicable provisions of the Investment Agreement restricting transfers of the Convertible Preferred Stock, Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time and the Company will cause each such transfer or exchange to be recorded in the Register.

(2)               No Service Charge. The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 3(h) or Section 3(o) not involving any transfer.

(3)               No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4)               Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(f).

(5)               Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ii)               Transfers of Shares Subject to Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1)               that has been surrendered for conversion;

(2)               as to which a Mandatory Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 7(e), except to the extent that the Company fails to pay the related Mandatory Repurchase Price when due; or

(3)               as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f), except to the extent that the Company fails to pay the related Change of Control Repurchase Price when due.

(iii)            Restriction on Transfer to Non-U.S. Citizens and Non-U.S. Holders. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of any share of Convertible Preferred Stock to any Person that is not a U.S. Citizen (as defined in the Certificate of Incorporation) and a United States person (as such term is used in the Code). In connection therewith, prior to registering any transfer of any share of Convertible Preferred Stock, the Company shall be permitted to require the applicable transferee to deliver a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 certifying that such transferee is a United States person.

(h)               Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control.

(i)                 Partial Conversions of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to a Repurchase Upon Change of Control. If only a portion of a Holder’s Convertible Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(h)(i)) is to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Change of Control, then, as soon as reasonably practicable after such Physical Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the whole number of shares of Convertible Preferred Stock represented by such old Physical Certificate that are not to be so converted or repurchased, as applicable, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the whole number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted or repurchased, as applicable, which Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(n).

(ii)               Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Change of Control. If a Holder’s Convertible Preferred

Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) is to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Change of Control, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n) and the time such old Certificate is surrendered for such conversion or repurchase, as applicable, (A) such old Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of whole shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i)                 Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(j)                 Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Certificate representing Convertible Preferred Stock issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(k)               Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock.

(l)                 Cancellation. The Company may at any time deliver Convertible Preferred Stock owned by the Company to the Transfer Agent for cancellation. The Company will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(m)             Shares Held by the Company or its Subsidiaries. Without limiting the generality of Section 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(n)               Outstanding Shares.

(i)                 Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that are outstanding on the Company’s Register, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled in accordance with Section 3(l); (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Change of Control in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii) or (iv) of this Section 3(n).

(ii)               Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(j), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)            Shares to Be Repurchased Pursuant to a Repurchase Upon Change of Control. If, on a Change of Control Repurchase Date, the Company has segregated consideration in an amount that is sufficient to pay the aggregate Change of Control Repurchase Price due on such date solely for the benefit of the applicable Holders, then (unless there occurs a default in the payment of the Change of Control Repurchase Price) (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding; (2) the Accretion Amount will cease to accumulate on such Convertible Preferred Stock from and after such Change of Control Repurchase Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Change of Control Repurchase Price as provided in Section 8 and, if applicable, Section 15.

(iv)             Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding; (2) the Accretion Amount will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 and, if applicable, Section 15; provided, however, if any Conversion Consideration is not delivered due to the limitations set forth in Section 10(h), until the delivery of such Conversion Consideration, shares of Convertible Preferred Stock for which Conversion Consideration has not been delivered shall be deemed not to have converted, the Accretion Amount shall continue to accumulate thereon and the Conversion Consideration ultimately paid out in respect thereof shall take into account such accumulated Accretion Amount (to the extent not previously paid in cash).

(o)               Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(o) will not impair or affect the validity of such amendment, supplement or waiver.

(p)               No Right to Redeem or Repurchase. Except as required pursuant to the Certificate of Incorporation or Section 7 or Section 8, the Company shall not have the right to redeem or repurchase any share of Convertible Preferred Stock without the consent of the Holder thereof. In the event the Company seeks to redeem or repurchase any share of Convertible Preferred Stock, except with respect to any redemption or repurchase required pursuant to the Certificate of Incorporation or Section 7 or Section 8, the Company shall be required to offer such redemption or repurchase to each Holder on a pro rata basis based on the number of shares of Convertible Preferred Stock held by each such Holder.

Section 4.                Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5.                Accreting Return; Participating Dividends.

(a)                Accreting Return.

(i)                 Accumulation and Payment of Accretion Amount. The Convertible Preferred Stock will accumulate an accreting return at a rate per annum equal to the Return Rate on the Accreted Liquidation Preference thereof (calculated in accordance with Section 5(a)(ii)), regardless of whether or not declared or funds are legally available for their payment (such accreting return that accumulates on the Convertible Preferred Stock pursuant to this sentence, the “Accretion Amount”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(iii)), such Accretion Amount will be payable quarterly in arrears on each Return Payment Date. The Accretion Amount on the Convertible Preferred Stock will accumulate daily from, and including, the last date on which the Accretion Amount has been paid (or, if no Accretion Amount has been paid, from, and including, the Initial Issue Date) to, but excluding, the next Return Payment Date.

(ii)               Computation of Accumulated Accretion Amount. The accumulated Accretion Amount will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Accretion Amount on each share of Convertible Preferred Stock will accumulate on the Accreted Liquidation Preference of such share as of immediately before the Close of Business on the preceding Return Payment Date (or, if there is no preceding Return Payment Date, on the Initial Issue Date).

(iii)            Treatment of Accretion Amount on Return Payment Date. Until October 1, 2022, the Accretion Amount will be paid on the Convertible Preferred Stock on each Return Payment Date by adding (without duplication), effective immediately before the Close of Business on each such Return Payment Date, to the Accreted Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time, an amount equal to the unpaid Accretion Amount that has accumulated on such share in respect of the Return Period ending on, but excluding, such Return Payment Date. Such payment and addition will occur automatically, without the need of any action on the part of the Company or any other Person. On and after October 1, 2022, the Company may, at its option, pay the accumulated and unpaid Accretion Amount on the Convertible Preferred Stock in cash on any Return Payment Date if, as and when authorized by the Board of Directors and declared by the Company and if the Company is legally and contractually permitted to do so; provided, however, if the Company does not elect to pay all or any portion of the Accretion Amount that has accumulated on the Convertible Preferred Stock in cash in respect of the Return Period ending on, but excluding, such Return Payment Date, then such Accretion Amount (or, if applicable, the portion thereof) not paid in cash will be deemed paid on the Convertible Preferred Stock on each Return Payment Date by adding (without duplication), effective immediately before the Close of Business on each such Return Payment Date, to the Accreted Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time, an amount equal to the unpaid Accretion Amount that has accumulated on such share in respect of the Return Period ending on, but excluding, such Return Payment Date. Any Accretion Amount that has been added to the Accreted Liquidation Preference (instead of being paid in cash) may not subsequently be paid in cash by the Company in order to reduce the Accreted Liquidation Preference without the prior written consent of all of the Holders of the then-outstanding shares of Convertible Preferred Stock.

(iv)             Construction. Any Accretion Amount which is added to the Accreted Liquidation Preference thereof pursuant to Section 5(a)(iii) will be deemed to be “declared” and “paid” on the Convertible Preferred Stock for all purposes of this Certificate of Designations.

(b)               Participating Dividends.

(i)                 Generally. Subject to Section 5(b)(ii) and except with respect to an initial dividend of rights to the holders of Common Stock upon adoption of a stockholder rights plan authorized in accordance with Section 9(b) and as set forth in Section 10(f)(vii), no dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with

Section 10 but without regard to any limitations then in effect pursuant to Section 10(h) and without regard to Section 10(e)(ii)) in respect of one (1) share of Convertible Preferred Stock that is converted pursuant to an Optional Conversion with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii)               Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, an event for which an adjustment to the Conversion Price is required (or would be required without regard to Section 10(f)(iii)) and has been made pursuant to Section 10(f)(i)(1) or Section 10(i).

(c)                Treatment of Participating Dividends Upon Liquidation, Repurchase Upon Mandatory Repurchase or Change of Control or Conversion. If the date of a Liquidation, Mandatory Repurchase Date, Change of Control Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Participating Dividend on the Convertible Preferred Stock and on or before the Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Liquidation, Mandatory Repurchase, Repurchase Upon Change of Control or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Participating Dividend on such share.

Section 6.                Rights Upon Liquidation, Dissolution or Winding Up.

(a)                Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily (each, a “Liquidation”), then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each Holder will be entitled to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)                 the Aggregate Accreted Liquidation Preference of all shares of Convertible Preferred Stock held by such Holder (including any accumulated and unpaid Accretion Amount on such Holder’s shares of Convertible Preferred Stock to, but excluding, the date of such payment); and

(ii)               the aggregate amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of all shares of Convertible Preferred Stock held by such Holder in connection with an Optional Conversion, assuming the Conversion Date of such conversion occurs on the date of such payment without regard to any limitations set forth in Section 10(h).

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)               Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with a Liquidation) to, another Person will not, in itself, constitute a Liquidation, even if, in connection therewith (but without limiting Section 8), the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7.                Right of Holders to Require the Company to Repurchase Convertible Preferred Stock on the Mandatory Repurchase Date.

(a)                Mandatory Repurchase. Subject to the other terms of this Section 7, each Holder will have the right (the “Mandatory Repurchase Right”) to require the Company to repurchase (a “Mandatory Repurchase”) all, and not less than all, of such Holder’s shares of Convertible Preferred Stock on the Mandatory Repurchase Date in exchange for the Mandatory Repurchase Price.

(b)               Legal Restrictions on Payment of Mandatory Repurchase Price. Notwithstanding anything to the contrary in this Section 7, but subject to Section 15, (i) the Company will not be obligated to pay the Mandatory Repurchase Price for any shares of Convertible Preferred Stock to be repurchased pursuant to a Mandatory Repurchase to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Mandatory Repurchase Price for all shares of Convertible Preferred Stock that are otherwise to be repurchased pursuant to such Mandatory Repurchase, then (1) the Company will pay the maximum amount of such Mandatory Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder; and (2) the Company will cause all such shares as to which the Mandatory Repurchase Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding (with the Accretion Amount accumulating).

(c)                Notice of Mandatory Repurchase Date. The Company shall provide each Holder written notice of the Mandatory Repurchase Date at least twenty (20) Business Days, and no more than sixty (60) Business Days, prior to the Mandatory Repurchase Date. Such notice shall specify the procedures that a Holder must follow to require the Company to repurchase its Convertible Preferred Stock pursuant to this Section 7, including the deadline for exercising the Mandatory Repurchase Right and the procedures for submitting and withdrawing a Mandatory Repurchase Notice.

(d)               Mandatory Repurchase Price. The Mandatory Repurchase Price for any share of Convertible Preferred Stock to be repurchased in a Mandatory Repurchase is an amount in cash equal to the Accreted Liquidation Preference of such share at the Close of Business on the Mandatory Repurchase Date (including any accumulated and unpaid Accretion Amount on such share as of such date).

(e)                Procedures to Exercise the Mandatory Repurchase Right.

(i)                 Delivery of Mandatory Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Mandatory Repurchase Right for any share(s) of Convertible Preferred Stock in connection with a Mandatory Repurchase, the Holder thereof must deliver to the Company:

(1)               before the Close of Business on the Business Day immediately before the Mandatory Repurchase Date, a duly completed, written Mandatory Repurchase Notice with respect to such share(s); and

(2)               such share(s), duly endorsed for transfer (to the extent such share(s) are represented by one or more Physical Certificates).

(ii)               Contents of Mandatory Repurchase Notices. Each Mandatory Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1)               if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s); and

(2)               that such Holder is exercising its Mandatory Repurchase Right with respect to such share(s).

(iii)            Withdrawal of Mandatory Repurchase Notice. A Holder that has delivered a Mandatory Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Mandatory Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the Business Day immediately before the Mandatory Repurchase Date.

If any Holder delivers to the Company any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Mandatory Repurchase Notice previously delivered to the Company, and such share(s) have been surrendered to the Transfer Agent, then such share(s) will be returned to the Holder thereof.

(f)                Payment of the Mandatory Repurchase Price. Subject to Section 7(b), the Company will cause the Mandatory Repurchase Price for each share of Convertible Preferred Stock subject to a Mandatory Repurchase to be paid to the Holder thereof on the Mandatory Repurchase Date.

(g)               Remedies. If for any reason the Company does not pay, or cause to be paid, the Mandatory Repurchase Price for each share of Convertible Preferred Stock subject to a Mandatory Repurchase on or before the Mandatory Repurchase Date:

(i)                 if any such shares as to which the Mandatory Repurchase Price was not paid on the Mandatory Repurchase Date have not been repurchased pursuant to such Mandatory Repurchase within ninety (90) days of the Mandatory Repurchase Date, then the Return Rate shall automatically increase by one percent (1.0%) on the date that is ninety (90) days after the Mandatory Repurchase Date (the “Mandatory Repurchase Increase Date”) and shall thereafter increase by an additional one percent (1.0%) on each three month anniversary of the Mandatory Repurchase Increase Date, in each case, until the date on which such shares have been repurchased pursuant to such Mandatory Repurchase; provided that the Return Rate shall not exceed eighteen percent (18.0%);

(ii)               without the prior written consent of the Holders representing at least a majority of the combined outstanding voting power of the Convertible Preferred Stock, neither the Company nor any of its Subsidiaries shall (A) incur any new indebtedness for borrowed money (including without limitation refinancing of any indebtedness then in existence), (B) pay any fee (other than customary expense reimbursement) in connection with a forbearance of remedies by lenders, (C) accelerate or extend the date of any mandatory payment of interest or principal (including any changes to the maturity date), (D) increase any prepayment or similar fees or extend the period during which such fees are payable, or (E) amend or modify the principal amount or interest rate of any indebtedness for borrowed money, except, in each case, any such incurrence, amendment or modification that is entered into substantially concurrently with the repurchase of all such shares as to which the Mandatory Repurchase Price was not paid on the Mandatory Repurchase Date;

(iii)            the Holders, by written action of the Holders representing at least a majority of the combined outstanding voting power of the Convertible

Preferred Stock, shall be permitted to designate in writing one (1) Person (the “Observer”) to attend all meetings of the Board of Directors (including telephonic meetings) and any committee thereof in a nonvoting observer capacity. In connection therewith, the Board of Directors or the Company shall give the Observer copies of all notices, minutes, consents, and other materials that it provides to members of the Board of Directors or any committee thereof substantially concurrently therewith. Notwithstanding the foregoing, (x) the Company may withhold any information and exclude the Observer from any such meeting or portion thereof, including closed and/or executive sessions, if the Board of Directors determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege or under circumstances that present an actual or potential conflict of interest and (y) the Observer shall be required to sign a confidentiality agreement in form and substance reasonably acceptable to the Company prior to attending any meeting of the Board of Directors or any committee thereof or receiving copies of any such notice, minutes, consent or other materials;

(iv)             the Company may not declare or pay any dividend or distribution on, or redeem or repurchase (including by way of tender or exchange offer), any Dividend Junior Stock, Liquidation Junior Stock, Dividend Parity Stock or Liquidation Parity Stock; provided that the foregoing shall not restrict any redemption of any shares of Dividend Junior Stock, Liquidation Junior Stock, Dividend Parity Stock or Liquidation Parity Stock solely in exchange for any other class or series of Dividend Junior Stock (in the case of Dividend Junior Stock), Liquidation Junior Stock (in the case of Liquidation Junior Stock), Dividend Parity Stock (in the case of Dividend Parity Stock) or Liquidation Parity Stock (in the case of Liquidation Parity Stock); and

(v)               the Company agrees that irreparable damage would occur to the Holders in the event that any of the provisions of this Section 7 were not performed in accordance with their specific terms or were otherwise breached, and the Company agrees that, without the necessity of posting bond or other undertaking, the Holders shall be entitled to specific performance of the terms of this Section 7, this being in addition to any other remedies to which the Holders are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Section 7, the Company will not allege, and the Company hereby waives, the defense or counterclaim that there is an adequate remedy at law.

For the avoidance of doubt, the provisions of this Section 7(g) shall terminate and have no further force and effect upon the repurchase of all such shares as to which the Mandatory Repurchase Price was not paid on the Mandatory Repurchase Date.

Section 8.                Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control

(a)                Change of Control Repurchase Right. Subject to the other terms of this Section 8, if a Change of Control occurs, then each Holder will have the right (the “Change of Control Repurchase Right”) to require the Company to repurchase all, or any portion that is less than all (but represents a whole number), of such Holder’s shares of Convertible Preferred Stock on the Change of Control Repurchase Date for such Change of Control for a cash purchase price equal to the Change of Control Repurchase Price. For clarity, any shares of Convertible Preferred Stock in respect of which a Holder does not exercise the right to require the Company to repurchase as set forth in this Section 8 shall remain outstanding.

(b)               Legal Restrictions on Payment of Change of Control Repurchase Price; Covenant Not to Take Certain Actions. Notwithstanding anything to the contrary in this Section 8 but subject to Section 15, (i) the Company will not be obligated to pay the Change of Control Repurchase Price for any shares of Convertible Preferred Stock to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Change of Control Repurchase Price for all shares of Convertible Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Change of Control, then (1) the Company will pay the maximum amount of such Change of Control Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Change of Control; and (2) the Company will cause all such shares as to which the Change of Control Repurchase Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding (with the Accretion Amount accumulating). Except with the prior written consent of the Holders of a majority of the then outstanding shares of Convertible Preferred Stock, the Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Change of Control unless the Company has (and will have through the date of payment) sufficient funds legally available to fully pay the maximum aggregate Change of Control Repurchase Price that would be payable in respect of such Change of Control on all shares of Convertible Preferred Stock then outstanding.

(c)                Change of Control Repurchase Date. The Change of Control Repurchase Date for any Change of Control will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the date the Company sends the related Change of Control Notice pursuant to Section 8(e) but in any event no later than the consummation of such Change of Control.

(d)               Change of Control Repurchase Price. The Change of Control Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Change of Control is an amount in cash equal to the greater of (i) $1,120 and (ii) the Accreted Liquidation Preference for such share at the Close of Business on such Change of Control Repurchase Date (including any accumulated and unpaid Accretion Amount on such share as of such date).

(e)                Change of Control Notice. On or before the tenth (10th) Business Day prior to the effective date of a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), the Company will send to each Holder a notice of such Change of Control (a “Change of Control Notice”). Such Change of Control Notice must state:

(i)                 briefly, the events causing such Change of Control;

(ii)               the expected effective date of such Change of Control;

(iii)            the procedures that a Holder must follow to require the Company to repurchase its Convertible Preferred Stock pursuant to this Section 8, including the deadline for exercising the Change of Control Repurchase Right and the procedures for submitting and withdrawing a Change of Control Repurchase Notice;

(iv)             the Change of Control Repurchase Date for such Change of Control;

(v)               the Change of Control Repurchase Price per share of Convertible Preferred Stock;

(vi)             the Conversion Price in effect on the date of such Change of Control Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Change of Control;

(vii)           that shares of Convertible Preferred Stock for which a Change of Control Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Change of Control Repurchase Price; and

(viii)        that shares of Convertible Preferred Stock that are subject to a Change of Control Repurchase Notice that has been duly tendered may be converted only if such Change of Control Repurchase Notice is withdrawn in accordance with this Certificate of Designations.

(f)                Procedures to Exercise the Change of Control Repurchase Right.

(i)                 Delivery of Change of Control Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Change of Control Repurchase Right for any share(s) of Convertible Preferred Stock in connection with a Change of Control, the Holder thereof must deliver to the Company:

(1)               before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date (or such later time as may be required by law), a duly completed, written Change of Control Repurchase Notice with respect to such share(s); and

(2)               such share(s), duly endorsed for transfer (to the extent such share(s) are represented by one or more Physical Certificates).

(ii)               Contents of Change of Control Repurchase Notices. Each Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1)               if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)               the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3)               that such Holder is exercising its Change of Control Repurchase Right with respect to such share(s).

(iii)            Withdrawal of Change of Control Repurchase Notice. A Holder that has delivered a Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Change of Control Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date. Such withdrawal notice must state:

(1)               if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)               the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and

(3)               the number of shares of Convertible Preferred Stock, if any, that remain subject to such Change of Control Repurchase Notice, which must be a whole number.

If any Holder delivers to the Company any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Change of Control Repurchase Notice previously delivered to the Company, and such share(s) have been surrendered to the Transfer Agent, then such share(s) will be returned to the Holder thereof.

(g)               Payment of the Change of Control Repurchase Price. Subject to Section 8(b), the Company will cause the Change of Control Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Change of Control to be paid to the Holder thereof on or before the later of (x) the applicable Change of Control Repurchase Date; and (y) if applicable, the date the Physical Certificate in respect of such share is delivered to the Company or the Transfer Agent.

(h)               Remedies. If for any reason the Company does not pay, or cause to be paid, the Change of Control Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Change of Control on or before the applicable Change of Control Repurchase Date:

(i)                 if any such shares as to which the Change of Control Repurchase Price was not paid on the Change of Control Repurchase Date have not been repurchased pursuant to such Repurchase Upon Change of Control within ninety (90) days of the applicable Change of Control Repurchase Date, then the Return Rate shall automatically increase by one percent (1.0%) on the date that is ninety (90) days after the Change of Control Repurchase Date (the “Change of Control Increase Date”) and shall thereafter increase by an additional one percent (1.0%) on each three month anniversary of the Change of Control Increase Date, in each case, until the date on which such shares have been repurchased pursuant to such Repurchase Upon Change of Control; provided that the Return Rate shall not exceed eighteen percent (18.0%);

(ii)               without the prior written consent of the Holders representing at least a majority of the combined outstanding voting power of the Convertible Preferred Stock, neither the Company nor any of its Subsidiaries shall (A) incur any new indebtedness for borrowed money (including without limitation refinancing of any indebtedness then in existence), (B) pay any fee (other than customary expense reimbursement) in connection with a forbearance of remedies by lenders, (C) accelerate or extend the date of any mandatory payment of interest or principal (including any changes to the maturity date), (D) increase any prepayment or similar fees or extend the period during which such fees are payable, or (E) amend or modify the principal amount or interest rate of any indebtedness for borrowed money, except, in each case, any such incurrence, amendment or modification that is entered into substantially concurrently with the repurchase of all such shares as to which the Change of Control Repurchase Price was not paid on the Change of Control Repurchase Date;

(iii)            the Holders, by written action of the Holders representing at least a majority of the combined outstanding voting power of the Convertible Preferred Stock, shall be permitted to designate in writing one (1) Observer to attend all meetings of the Board of Directors (including telephonic meetings) and any committee thereof in a nonvoting observer capacity. In connection therewith, the Board of Directors or the Company shall give the Observer copies of all notices, minutes, consents, and other materials that it provides to members of the Board of Directors or any committee thereof substantially concurrently therewith. Notwithstanding the foregoing, (x) the Company may withhold any information and exclude the Observer from any such meeting or portion thereof, including closed and/or executive sessions, if the Board of Directors determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege or under circumstances that present an actual or potential conflict of interest and (y) the Observer shall be required to sign a confidentiality agreement in form and substance reasonably acceptable to the Company prior to attending any meeting of the Board of Directors or any committee thereof or receiving copies of any such notice, minutes, consent or other materials;

(iv)             the Company may not declare or pay any dividend or distribution on, or redeem or repurchase (including by way of tender or exchange offer), any Dividend Junior Stock, Liquidation Junior Stock, Dividend Parity Stock or Liquidation Parity Stock; provided that the foregoing shall not restrict any redemption of any shares of Dividend Junior Stock, Liquidation Junior Stock, Dividend Parity Stock or Liquidation Parity Stock solely in exchange for any other class or series of Dividend Junior Stock (in the case of Dividend Junior Stock), Liquidation Junior Stock (in the case of Liquidation Junior Stock), Dividend Parity Stock (in the case of Dividend Parity Stock) or Liquidation Parity Stock (in the case of Liquidation Parity Stock); and

(v)               the Company agrees that irreparable damage would occur to the Holders in the event that any of the provisions of this Section 8 were not performed in accordance with their specific terms or were otherwise breached, and the Company agrees that, without the necessity of posting bond or other undertaking, the Holders shall be entitled to specific performance of the terms of this Section 8, this being in addition to any other remedies to which the Holders are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Section 8, the Company will not allege, and the Company hereby waives, the defense or counterclaim that there is an adequate remedy at law.

For the avoidance of doubt, the provisions of this Section 8(h) shall terminate and have no further force and effect upon the repurchase of all such shares of Convertible Preferred Stock as to which the Change of Control Repurchase Price was not paid on the Change of Control Repurchase Date.

Section 9.                Voting Rights. The Convertible Preferred Stock will only have the voting rights set forth in this Section 9 and as otherwise provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a)                Voting and Consent Rights with Respect to Specified Matters.

(i)                 Generally. Subject to the other provisions of this Section 9(a), while any Convertible Preferred Stock is outstanding, each following event will require, and cannot be effected (either directly or indirectly by amendment, merger, consolidation or otherwise) without, the affirmative vote or consent of Holders representing at least a majority of the combined outstanding voting power of the Convertible Preferred Stock:

(1)               any amendment, modification, repeal or waiver of any provision of the Certificate of Incorporation or this Certificate of Designations that adversely affects the rights, preferences, privileges or powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(ii)); provided that any amendment of Section 5, Section 6, Section 7, Section 8, Section 9 or Section 10 or the definitions used therein, in each case, in a manner that adversely affects the rights, preferences, privileges or powers of the Convertible Preferred Stock shall require the affirmative vote or consent of each Holder;

(2)               the issuance of (x) any additional Convertible Preferred Stock or (y) any other Capital Stock or other Equity-Linked Securities of the Company, in each case, that constitute Dividend Parity Stock, Dividend Senior Stock, Liquidation Parity Stock or Liquidation Senior Stock, other than, in each case, the issuance of up to fifty thousand (50,000) shares of Convertible Preferred Stock in the aggregate that may be issued at fair market value, as determined in good faith by the disinterested members of the Board of Directors on or prior to the one (1) year anniversary of the Initial Issue Date; or

(3)               agree to any of the foregoing events or transactions.

(ii)               Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the Certificates representing the Convertible Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith.

(iii)            No Approval of Holders of Common Stock. For the avoidance of doubt, to the fullest extent permitted by applicable law, no amendment or modification of this Certificate of Designations shall require the consent or approval of the holders of Common Stock.

(b)               Rights Plan. Nothing in the foregoing Section 9(a) shall be deemed to limit the ability of the Board of Directors to adopt a customary stockholders’ rights plan in accordance with applicable law with respect to rights to purchase Preferred Stock that is Dividend Junior Stock and Liquidation Junior Stock.

(c)                Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, solely for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to cast a number of votes on such matter equal to the number of votes such Holder would have been entitled to cast if such Holder were the holder of record, as of the record date or, if there is no record date, other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e), including Section 10(e)(ii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted pursuant to an Optional Conversion with a Conversion Date occurring on such record date or, if there is no record date, other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Company, and the Delaware General Corporation Law as if the Holders were holders of Common Stock.

(d)               Procedures for Voting and Consents.

(i)                 Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents; provided, however, that with respect to any voting rights of the Holders pursuant to Section 9(c), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 9(c) (other than any limitation applicable to holders of Common Stock in respect of action by written consent).

(ii)               Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.

(iii)            Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to this Section 9 may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

(e)                HSR Cap. Notwithstanding anything to the contrary contained herein, until the HSR Date, no portion of shares of Convertible Preferred Stock held by an HSR Holder in excess of the HSR Amount shall have the right to vote for the election of the Company’s directors pursuant to the terms and conditions of this Certificate of Designations.

Section 10.            Conversion.

(a)                Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b)               Conversion at the Option of the Holders.

(i)                 Conversion Right; When Shares May Be Submitted for Optional Conversion. Subject to the provisions of this Section 10, Holders will have the right to submit all, or any portion that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations:

(1)               if a Change of Control Repurchase Notice is validly delivered pursuant to Section 8(f)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(f)(iii); or (C) the Company fails to pay the Change of Control Repurchase Price for such share in accordance with this Certificate of Designations;

(2)               if a Mandatory Repurchase Notice is validly delivered pursuant to Section 7(e)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion, except to the extent (A) such notice is withdrawn in accordance with Section 7(e)(iii) or (B) the Company fails to pay the Mandatory Repurchase Price for such share in accordance with this Certificate of Designations; and

(3)               shares of Convertible Preferred Stock that are subject to Mandatory Conversion pursuant to Section 10(c) may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.

(ii)               Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(c)                Mandatory Conversion.

(i)                 Mandatory Conversion Right. Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day after the third anniversary of the Initial Issue Date as a Conversion Date for the conversion of all, but not less than all (except as provided below when the Exchange Ownership Limitation is in effect), of the outstanding shares of Convertible Preferred Stock, but only if the VWAP per share of Common Stock exceeds one hundred fifty percent (150%) of the Conversion Price on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion. Notwithstanding the foregoing, if the Exchange Ownership Limitation is then in effect, the Company may exercise its Mandatory Conversion Right only in respect of the portion of each Holder’s Convertible Preferred Stock up to, but not more than, the Exchange Ownership Limitation, subject to the other requirements of this Certificate of Designations applicable to such Mandatory Conversion.

(ii)               Mandatory Conversion Obligation. Subject to the provisions of this Section 10, on the sixth (6th) anniversary of the Initial Issue Date, the Company has the obligation (the “Mandatory Conversion Obligation”) to convert all, but not less than all (except as provided below when the Exchange Ownership Limitation is in effect), of the outstanding shares of Convertible Preferred Stock that are not subject to a Mandatory Repurchase Notice. Notwithstanding the foregoing, if the Exchange Ownership Limitation is then in effect, the Company may exercise its Mandatory Conversion Obligation only in respect of the portion of each Holder’s Convertible Preferred Stock that is not subject to a Mandatory Repurchase Notice up to, but not more than, the Exchange Ownership Limitation, subject to the other requirements of this Certificate of Designations applicable to such Mandatory Conversion.

(iii)            Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f).

(iv)             Mandatory Conversion Date. The Mandatory Conversion Date will be (A) with respect to a Mandatory Conversion that is pursuant to the Mandatory Conversion Right, a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion and (B) with respect to a Mandatory Conversion that is the Mandatory Conversion Obligation, the date that is the first (1st) Business Day after the sixth (6th) anniversary of the Initial Issue Date.

(v)               Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”).

Such Mandatory Conversion Notice must state:

(1)               that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares;

(2)               the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(3)               that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date; and

(4)               the Conversion Price in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion.

(d)               Conversion Procedures.

(i)                 Mandatory Conversion. If the Company duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right or is obligated, in accordance with Section 10(c), to convert shares of Preferred Stock in connection with the Mandatory Conversion Obligation, with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii)               Requirements for Holders to Exercise Optional Conversion Right.

(1)               Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (w) complete, manually sign and deliver to the Company an Optional Conversion Notice; (x) deliver any Physical Certificate representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may reasonably require; and (z) if applicable, pay any documentary or other taxes pursuant to Section 11(d).

(2)               Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)            No Adjustments for Accumulated Accretion Amount. Without limiting any adjustments to the Accreted Liquidation Preference required by this Certificate of Designations, the Conversion Price will not be adjusted to account for any accumulated and unpaid Accretion Amount on any Convertible Preferred Stock being converted.

(iv)             When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e)                Settlement upon Conversion.

(i)                 Generally. Subject to Section 10(e)(ii) and Section 13(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (x) the Accreted Liquidation Preference of such share of Convertible Preferred Stock

(including any accumulated and unpaid Accretion Amount on such shares) immediately before the Close of Business on the Conversion Date for such conversion by (y) the Conversion Price in effect immediately before the Close of Business on such Conversion Date.

(ii)               Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 13(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)            Delivery of Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f)                Conversion Price Adjustments.

(i)                 Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(1)               Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Price will be adjusted based on the following formula:

where:

CP0     =     the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1     =     the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0     =     the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1     =     the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii)               No Other Required Adjustments.

(1)               Certain Events. Without limiting the foregoing, the Company will not be required to adjust the Conversion Price on account of:

(A)             the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock;

(B)

the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C)

the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D)             the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or

(E)	solely a change in the par value of the Common Stock.

(iii)            Adjustment Deferral. If an adjustment to the Conversion Price otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Conversion Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Price; (2) the Conversion Date of any share of Convertible Preferred Stock; and (3) the date a Change of Control occurs.

(iv)             Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(v)               Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward to the next 1/100th).

(vi)             Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 10(f)(i), the Company will, as soon as reasonably practicable and no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(vii)           Stockholder Rights Plan. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, including the Rights Plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan unless, prior to such Conversion Date, the rights have become exercisable or separated from the shares of Common Stock, in which case the Holder of Convertible Preferred Stock shall receive such rights as Participating Dividends pursuant to Section 5(b).

(g)               Voluntary Conversion Price Decreases.

(i)                 Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Company’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would reasonably be expected to result in any income tax imposed on holders of Convertible Preferred Stock shall require the affirmative vote or consent of Holders representing a majority of the outstanding shares of Convertible Preferred Stock.

(ii)               Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.

(h)               Restriction on Conversions.

(i)                 Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designations:

(1)               unless and until the Requisite Stockholder Approval is obtained, no shares of Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder (or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) including such Holder) beneficially owning in excess of nineteen and nine-tenths percent (19.9%) of the then-outstanding shares of Common Stock (treating the Common Stock issuable upon conversion of all outstanding shares of Convertible Preferred Stock as outstanding for this purpose) (this restriction set forth in this clause (1), the “Exchange Ownership Limitation”); provided, however, that the Exchange Ownership Limitation shall not apply to a conversion in connection with and conditioned upon the completion of (A) a transfer by the Holder of the shares of Common Stock to be received upon such conversion, (B) a bona fide third party tender offer for the shares of Common Stock issuable upon such conversion, or (C) a Common Stock Change Event or a Change of Control if, in the case of each of clauses (A), (B) or (C), such Holder and its Affiliates will not beneficially own or directly or indirectly hold following the consummation of such specified event (and with respect to a Common Stock Change Event or Change of Control, measured with respect to the surviving Person if other than the Company) in excess of nineteen and nine-tenths percent (19.9%) of the then-outstanding shares of Common Stock (treating the Common Stock issuable upon conversion of all outstanding shares of Convertible Preferred Stock as outstanding for this purpose). Upon the written request of the Holder, the Company shall within two (2) Business Days confirm in writing to the Holder the number of shares of Common Stock and the number of shares of any other class of Voting Stock then outstanding; and

(2)               for any Holder that is a BOL Holder, no shares of Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of such BOL Holder, and no Convertible Preferred Stock of such BOL Holder will be convertible, in each case to the extent that such issuance, delivery, conversion or convertibility would result in such BOL Holder (or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) including such BOL Holder) beneficially owning in excess of nine and nine-tenths percent (9.9%) of the then-outstanding shares of Common Stock after giving effect to the conversion (this restriction set forth in this clause (2), the “Beneficial Ownership Limitation” and, together with the Exchange Ownership Limitation, the “Ownership Limitation”); provided that the Beneficial Ownership Limitation (x) may be increased, decreased or terminated, in such BOL Holder’s sole discretion and solely with respect to such BOL Holder, upon not less than sixty one (61) days’ prior written notice to the Company by such BOL Holder and (y) shall terminate automatically on the date that is fifteen (15) days prior to a Mandatory Repurchase Date. By written notice delivered to the Company, any Holder (a “BOL Holder”) may elect to be subject to the Beneficial Ownership Limitation under this Section 10(h)(i)(2), which such Beneficial Ownership Limitation shall remain in effect as to such BOL Holder until such time as such written notice is rescinded in writing upon sixty one (61) days’ written notice to the Company by such BOL Holder.

(ii)               For purposes of this Section 10(h), beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. For any reason at any time, upon the written request of any Holder, the Company shall within two (2) Trading Days confirm in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock is not delivered as a result of the Ownership Limitation, then the Company’s obligation to deliver such Conversion Consideration will not be extinguished, and the Company will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Convertible Preferred Stock provides written confirmation to the

Company that such delivery will not contravene the Ownership Limitation. Any purported delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock will be void and have no effect to the extent that such delivery would result in the applicable Holder becoming the beneficial owner of shares of Common Stock outstanding at such time that would contravene the Ownership Limitation. For the avoidance of doubt, a Holder may effect an Optional Conversion, and the Company may, upon exercise of its Mandatory Conversion Right or in connection with a Mandatory Conversion Obligation, force conversion of, a portion of such Holder’s Convertible Preferred Stock to the extent such conversion does not contravene the Ownership Limitation, in each case subject to the other requirements of this Certificate of Designations applicable to such Optional Conversion or Mandatory Conversion, as applicable.

(i)                 Effect of Common Stock Change Event.

(i)                 Generally. If there occurs any:

(1)               recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2)               consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)               sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)               other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)             from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 10(c), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Change of Control,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)

for these purposes, (I) the VWAP of any Reference Property Unit or portion thereof that consists of a class of equity securities will be determined by reference to the definition of “VWAP”; and (II) the VWAP of any Reference Property Unit or portion thereof that does not consist of a class of equity securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)               Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(i).

(iii)            Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iv)             Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders no later than the second (2nd) Business Day after the effective date of the Common Stock Change Event.

Section 11.            Certain Provisions Relating to the Issuance of Common Stock

(a)                Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, VWAP, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(b)               Reservation of Shares of Common Stock. The Company will reserve (out of its authorized, unreserved and not outstanding shares of Common Stock), for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c)                Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d)               Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12.            No Preemptive Rights.

Without limiting the rights of the Holder set forth in this Certificate of Designations (including in connection with the issuance of Common Stock or Reference Property upon conversion of the Convertible Preferred Stock) or the Investment Agreement, the Holders of the Convertible Preferred Stock will not have any preemptive or similar rights to subscribe for or purchase any of the Company’s securities.

Section 13.            Calculations.

(a)                Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations, including determinations of the Conversion Price, the Last Reported Sale Prices, VWAP and the Accreted Liquidation Preference on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)               Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 14.            Notices.

The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service to the Holders’ respective addresses shown on the Register. Notwithstanding anything in the Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

Section 15.            Legally Available Funds.

Without limiting the rights of any Holder (including pursuant to Section 6), if the Company does not have sufficient funds legally available to fully pay any cash amount otherwise due on the Convertible Preferred Stock, then the Company shall pay the deficiency promptly after funds thereafter become legally available therefor.

Section 16.            Withholding.

The Company shall be entitled to deduct and withhold from any amounts or value deliverable to a Holder of Convertible Preferred Stock any amounts that are required to be deducted or withheld with respect to the Convertible Preferred Stock under the Code or any other applicable law (“Withholding Tax”). To the extent that any amounts are so deducted or withheld, amounts in respect of such deductions or withholdings shall be remitted to the applicable taxing authority and such withheld amounts shall be treated for all purposes as having been paid to the person in respect of whom such deduction and withholding was made. To the extent that the Company is required to pay over to a taxing authority any Withholding Tax on behalf of or with respect to any Holder of Convertible Preferred Stock and such Withholding Tax is not withheld from a cash payment payable to such Holder, then the Company shall be entitled to set off such Withholding Tax against any future payment or delivery of value in connection with such Convertible Preferred Stock (including by offset against any shares of Common Stock deliverable in connection with such Convertible Preferred Stock).

Section 17.            No Other Rights

The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SECURITY MAY BE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS WITH RESPECT TO THIS SECURITY.

The Company is authorized to issue more than one class or series of stock and the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Lindblad Expeditions Holdings, Inc.

6.0% Series A Convertible Preferred Stock

Certificate No.     [___]

Lindblad Expeditions Holdings, Inc., a Delaware corporation (the “Company”), certifies that [___] is the registered owner of [___] shares of the Company’s 6.0% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Lindblad Expeditions Holdings, Inc. has caused this instrument to be duly executed as of the date set forth below.

LINDBLAD EXPEDITIONS HOLDINGS, INC.

Date:                    By:

Name:

Title:

Date:                    By:

Name:

Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:                        By:

Authorized Signatory

Lindblad Expeditions Holdings, Inc.

6.0% Series A Convertible Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Convertible Preferred Stock. Certain terms of the Convertible Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1.     Method of Payment. Cash amounts due on the Convertible Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(d) of the Certificate of Designations.

2.     Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Convertible Preferred Stock represented by this Certificate for all purposes, subject to Section 3(k) of the Certificate of Designations.

3.     Denominations; Transfers and Exchanges. All shares of Convertible Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations, the Holder of the Convertible Preferred Stock represented by this Certificate may transfer or exchange this Convertible Preferred Stock by presenting this Certificate to the Company and delivering any required documentation or other materials.

4.     Accreting Return. The Convertible Preferred Stock will accumulate an accreting return that will be paid in the manner, and subject to the terms, set forth in Section 5 of the Certificate of Designations.

5.     Accreted Liquidation Preference. The Accreted Liquidation Preference per share of Convertible Preferred Stock is initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock and as of any particular date equal to the Initial Liquidation Preference as adjusted pursuant to Section 5(a)(iii) of the Certificate of Designations. The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

6.     Mandatory Repurchase by the Company. The Company will have the obligation to repurchase the Convertible Preferred Stock as set forth in Section 7 and Section 8 of the Certificate of Designations.

7.     Voting Rights. Holders of the Convertible Preferred Stock have the voting rights set forth in Section 9 of the Certificate of Designations.

8.     Conversion. The Convertible Preferred Stock will be convertible into Conversion Consideration in the manner, and subject to the terms, set forth in Section 10 of the Certificate of Designations.

9.     Countersignature. The Convertible Preferred Stock represented by this Certificate will not be valid until this Certificate is countersigned by the Transfer Agent.

10.     Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Lindblad Expeditions Holdings, Inc.

96 Morton Street, 9th Floor

New York, New York 10005

Attention: Corporate Secretary

CONVERSION NOTICE

LINDBLAD EXPEDITIONS HOLDINGS, INC.

6.0% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐	all of the shares of Convertible Preferred Stock

☐                1 shares of Convertible Preferred Stock

identified by Certificate No.      .

Date:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

   By:

   Authorized Signatory

[1]  Must be a whole number.

MANDATORY REPURCHASE NOTICE

LINDBLAD EXPEDITIONS HOLDINGS, INC.

6.0% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Mandatory Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Mandatory Repurchase Right with respect to all of the shares of Convertible Preferred Stock identified by Certificate No.      .

The undersigned acknowledges that the Certificate identified above, duly endorsed for transfer, must be delivered to the Company before the Mandatory Repurchase Price will be paid.

Date:

(Legal Name of Holder)

Date:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

CHANGE OF CONTROL REPURCHASE NOTICE

LINDBLAD EXPEDITIONS HOLDINGS, INC.

6.0% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Change of Control Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Change of Control Repurchase Right with respect to (check one):

☐	all of the shares of Convertible Preferred Stock

☐                2 shares of Convertible Preferred Stock

identified by Certificate No.      .

The undersigned acknowledges that the Certificate identified above, duly endorsed for transfer, must be delivered to the Company before the Change of Control Repurchase Price will be paid.

Date:

(Legal Name of Holder)

Date:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

  By:

Authorized Signatory

[1]  Must be a whole number.

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SECURITY MAY BE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS WITH RESPECT TO THIS SECURITY.

The Company is authorized to issue more than one class or series of stock and the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

EXHIBIT B

Form of Registration Rights Agreement

[See Attached]

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

LINDBLAD EXPEDITION HOLDINGS, INC.

AND

THE INVESTORS PARTY HERETO

Dated as of August [__], 2020

Page

Article I Resale Shelf Registration

Section 1.1	Resale Shelf Registration Statement
Section 1.2	Effectiveness Period
Section 1.3	Subsequent Shelf Registration
Section 1.4	Supplements and Amendments
Section 1.5	Subsequent Holder Notice
Section 1.6	Underwritten Offering
Section 1.7	Take-Down Notice

Article II Company Registration

Section 2.1	Notice of Registration
Section 2.2	Underwriting
Section 2.3	Right to Terminate Registration
Section 2.4	Participating Holder

Article III Additional Provisions Regarding Registration Rights

Section 3.1	Registration Procedures
Section 3.2	Limitation on Subsequent Registration Rights
Section 3.3	Expenses of Registration
Section 3.4	Information by Holders
Section 3.5	Rule 144 Reporting
Section 3.6	“Market Stand-Off” Agreement

Article IV Indemnification

Section 4.1	Indemnification by Company
Section 4.2	Indemnification by Holders
Section 4.3	Notification
Section 4.4	Contribution

Article V Transfer and Termination of Registration Rights

Section 5.1	Transfer of Registration Rights
Section 5.2	Termination of Registration Rights

Article VI Miscellaneous

Section 6.1	Counterparts
Section 6.2	Governing Law; Waiver of Jury Trial.
Section 6.3	Entire Agreement; No Third Party Beneficiary
Section 6.4	Expenses

Section 6.5	Notices
Section 6.6	Successors and Assigns
Section 6.7	Headings
Section 6.8	Amendments and Waivers
Section 6.9	Interpretation; Absence of Presumption
Section 6.10	Severability

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of August [__], 2020, by and between Lindblad Expedition Holdings, Inc., a Delaware corporation (including its successors and permitted assigns, the “Company”), and the Purchasers party to that certain Investment Agreement (each an “Investor”, and collectively the “Investors”), dated of August 26, 2020 (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, the Company and the Investors are parties to the Investment Agreement, pursuant to which the Company issued and sold to the Investors, and the Investors purchased from the Company, shares of Preferred Stock; and

WHEREAS, the Company has agreed to provide to the Investors resale registration and other rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 18.
Resale Shelf Registration

(a)                Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its reasonable best efforts to file within sixty (60) days following the Closing Date and have declared effective within ninety (90) days following the Closing Date (the “Effectiveness Deadline”; provided that, if the Commission provides comments to the applicable registration statement, then the Effectiveness Deadline shall be one hundred fifty (150) days following the Closing Date) a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement” and such registration, the “Resale Shelf Registration”), and if the Company is a WKSI as of the filing date, the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement. If a Resale Shelf Registration Statement covering the Registrable Securities is not effective on or prior to the Effectiveness Deadline, the Company shall pay each Investor, as liquidated damages and not as a penalty, an amount equal to 0.25% of such Investor’s applicable portion of the Purchase Price (as defined in the Purchase Agreement) for each full month or pro rata for any portion thereof following the Effectiveness Deadline for which no Resale Shelf Registration Statement is effective with respect to the Registrable Securities. Such payments shall constitute the Investor’s exclusive monetary remedy for such events, but shall not affect the right of the Investor to seek injunctive relief. Such payments shall be made to Investor in cash no later than three (3) business days after the end of each 30-day period.

(b)               Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(c)                Subsequent Shelf Registration. If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or, file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is ninety (90) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form, and if the Company is a WKSI as of the filing date, such Registration Statement shall be an Automatic Shelf Registration Statement. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders.

(d)               Supplements and Amendments. The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Holders covered by such Shelf Registration.

(e)                Subsequent Holder Notice. If a Person becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(i)                 if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law, provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any forty-five (45)-day period;

(ii)               if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is ninety (90) days after the date such post-effective amendment is required by Section 1.5(a) to be filed; and

(iii)            notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

(f)                Underwritten Offering. The Holders of a majority of the Registrable Securities may on up to two (2) occasions after the Resale Shelf Registration Statement becomes effective deliver a written notice to the Company specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration is intended to be conducted through an underwritten offering, so long as the anticipated gross proceeds of such underwritten offering is not less than twenty-five million dollars ($25,000,000) (unless the Holders are proposing to sell all of the remaining Registerable Securities, in which case the anticipated gross proceeds of such underwritten offering shall not be less than twenty million ($20,000,000) (the “Underwritten Offering”). In the event of an Underwritten Offering:

(i)                 The Company and the Holders shall mutually select the managing underwriter or underwriters to administer the Underwritten Offering.

(ii)               Notwithstanding any other provision of this Section 1.6, if the managing underwriter or underwriters of a proposed Underwritten Offering advises the Board that in its or their opinion the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering in light of market conditions, the Registrable Securities shall be included on a pro rata basis upon the number of securities that each Holder shall have requested to be included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.

(g)               Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

Section 19.
Company Registration

(a)                Notice of Registration. If at any time or from time to time the Company shall determine to file a registration statement with respect to an offering (or to make an underwritten public offering pursuant to a previously filed registration statement) of its Common Stock, whether or not for its own account (other than a registration statement (i) on Form S-4 or Form S-8 or any successor forms thereof or (ii) with respect to an at-the-market offering program, debt securities convertible into or exercisable or exchangeable for Common Stock, dividend reinvestment plan or securities issued under any employee stock option or other benefit plan), the Company will:

(i)                 promptly give to each Holder written notice thereof; and

(ii)               subject to Section 2.2, include in such registration or underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within ten (10) days after receipt of such written notice from the Company by any Holder.

(b)               Underwriting. The right of any Holder to registration pursuant to Section 1.6 or this Article II shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or, in the case of a registration pursuant to Section 1.6, by the Company and such Holder (such underwriting agreement to be in the form negotiated by the Company and/or such Holder, as the case may be). Notwithstanding any other provision of this Article II, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Board that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (a) first, (i) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration and (ii) in the event such offering was initiated by the holders of securities (other than the Holders) who have exercised their demand registration rights, up to the total number of securities that such holders of such securities have requested to be included in such offering, (b) second, and only if all the securities referred to in clause (a) have been included, up to the total number of securities that holders of securities with piggyback registration rights under the Existing Registration Rights Agreements have requested to be included in such offering (in accordance with the terms of such Existing Registration Rights Agreements), (c) third, and only if all the securities referred to in clause (b) have been included, up to the total number of securities that the Holders and other holders of securities that have contractual rights to be included in such registration have requested to be included in such offering (pro rata based upon the number of securities that each of them shall have requested to be included in such offering) and (d) fourth, and only if all the securities referred to in clause (c) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c)                Right to Terminate Registration. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Article II, as the case may be, shall have the right to have any registration initiated by it or them under this Article II terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

(d)               Participating Holder. By written notice delivered to the Company, any Holder (an “Opting-Out Holder”) may elect to waive its rights under Sections 2.1 and 2.2 (“Section 2 Opt-Out”), until such time as the written notice is rescinded in writing. During such time as a Section 2 Opt-Out is in effect, (a) the Opting-Out Holder shall not receive notices of any proposed registration under Article II and (b) shall not be entitled to participate in any such offering pursuant to Article II.

Section 20.
Additional Provisions Regarding Registration Rights

(a)                Registration Procedures. In the case of each registration effected by the Company pursuant to Article I or II, the Company will keep each Holder participating in such Registration reasonably informed as to the status thereof and, at its expense, the Company will:

(i)                 prepare and file with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;

(ii)               prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (including to permit the intended method of distribution thereof) and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(iii)            furnish to the Holders participating in such registration and to their legal counsel copies of the registration statement proposed to be filed, and provide such Holders and their legal counsel the reasonable opportunity to review and comment on such registration statement;

(iv)             furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as such underwriters may reasonably request in order to facilitate the public offering of such securities, provided that the availability of any such document on the U.S. Securities and Exchange Commission’s EDGAR filing System (or successor thereto) shall satisfy the requirement to so furnish;

(v)               use reasonable best efforts to notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.1(k), at the request of any such Holder, prepare promptly and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, provided that the availability of any such document on the U.S. Securities and Exchange Commission’s EDGAR filing System (or successor thereto) shall satisfy the requirement to so furnish;

(vi)             use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(vii)           in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement in accordance with the applicable provisions of this Agreement;

(viii)        in connection with an underwritten public offering, cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(ix)             use reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a customary “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(x)               use reasonable best efforts to list the Registrable Securities covered by such registration statement on the primary securities exchange on which the Common Stock is then listed; and

(xi)             notwithstanding any other provision of this Agreement, if the Board has determined in good faith that the disclosure necessary for continued use of the prospectus and registration statement by the Holders could be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus and the registration statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to all Holders listed on the Company’s records; provided, however, that in any 12-month period (x) the Company may exercise the right to such suspension not more than twice and (y) in no event shall the Company exercise the right to such suspension for more than one hundred twenty (120) days in the aggregate. From and after the date of a notice of suspension under this Section 3.1(k), each Holder agrees not to use the prospectus or registration statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the ninetieth (90th) day of suspension within any 12-month period.

(b)               Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with the rights granted to the Holders herein, without the prior written consent of Holders of a majority of the Registrable Securities. It is agreed that the granting of pro rata registration rights to any other investor in the Company shall not be considered to conflict with the rights granted to the Holders herein.

(c)                Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I or II shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.

(d)               Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their controlled Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their controlled Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I or II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(i)                 such Holder or Holders will, and will cause their respective controlled Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective controlled Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective controlled Affiliates and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(ii)               during such time as such Holder or Holders and their respective controlled Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their controlled Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their controlled Affiliates to, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective controlled Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(iii)            such Holder or Holders shall, and they shall cause their respective controlled Affiliates to, supply the Company and its representatives and agents in a timely manner any information about such Holder or Holders as they may be reasonably request in connection with the offering or other distribution of Registrable Securities by such Holder or Holders; and

(iv)             on receipt of written notice from the Company of the happening of any of the events specified in Section 3.1(k), or that requires the suspension by such Holder or Holders and their respective controlled Affiliates of the distribution of any of the Registrable Securities owned by such Holder or Holders, then such Holders shall, and they shall cause their respective controlled Affiliates to, cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

(e)                Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use reasonable best efforts to:

(i)                 make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)               file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(iii)            so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

(f)                “Market Stand-Off” Agreement. Any Holder that has elected to participate in a registration or underwritten offering pursuant to Section 2 (each, a “Participating Holder”) shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by such Participating Holder (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed five (5) days prior and ninety (90) days following any registered public sale of securities by the Company in which the Company gave such Participating Holder an opportunity to participate in accordance with Article II. Each Participating Holder shall also execute and deliver any “lock-up” agreement reasonably requested by the representatives of any underwriters of the Company consistent with this Section 3.6.

Section 21.
Indemnification

(a)                Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners and members, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any Holder or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(b)               Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 4.2 payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act

(c)                Notification. Each party entitled to indemnification under this Article IV (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article IV, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

(d)               Contribution. If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.4. In no event shall any Holder's contribution obligation under this Section 4.4 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 22.
Transfer and Termination of Registration Rights

(a)                Transfer of Registration Rights. The rights to cause the Company to register securities granted to a Holder under this Agreement may be assigned to a Permitted Transferee in connection with any transfer or assignment of Registrable Securities to such Permitted Transferee in accordance with the Investment Agreement; provided, however, that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) prior written notice of such assignment is given to the Company, and (c) such Permitted Transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” and the Investment Agreement as a "Purchaser" pursuant to a written instrument in form and substance reasonably acceptable to the Company.

(b)               Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Articles I and II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

Section 23.
Miscellaneous.

(a)                Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.1, provided that receipt of copies of such counterparts is confirmed.

(b)               Governing Law; Waiver of Jury Trial.

(i)                 This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

(ii)               Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(iii)            Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(iv)             Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.5 shall be deemed effective service of process on such Person.

(v)               Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(c)                Entire Agreement; No Third Party Beneficiary. This Agreement and the Investment Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. Except as provided in Article IV, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

(d)               Expenses. Except as provided in Section 3.3, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.

(e)                Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (b) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 6.5(a), when transmitted and receipt is confirmed; and (c) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other Parties to this Agreement:

If to the Company, to:

Lindblad Expeditions Holdings, Inc.

96 Morton Street, 9th Floor

New York, NY 10005

Attn:          Alexis Freeman

E-mail:      alexisf@expeditions.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, NW, Suite 1000

Washington, D.C. 20004
Attention:      Paul Sheridan and Bradley Faris

Email:           paul.sheridan@lw.con; bradley.faris@lw.com

If to the Investors, to its address set forth in the signature pages hereto.

(f)                Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 5.1, no assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

(g)               Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(h)               Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Holders of a majority of the Registrable Securities outstanding at the time of such amendment. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Holder without the written consent of such Holder, if such amendment, modification, termination or waiver would adversely affect the rights of such Holder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Holders under this Agreement. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(i)                 Interpretation; Absence of Presumption.

(i)                 For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(ii)               With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.

(j)                 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

(The next pages are the signature pages)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

LINDBLAD EXPEDITIONS HOLDINGS, INC.

By:

Name:

Title:

[INVESTOR]

By:

Its:

By:

Name:

Title:

Notice Information:

[Address]

[City, State, Zip]

Attention: [ ☐ ]

Email: [ ☐ ]

EXHIBIT A
DEFINED TERMS

1.     The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Board” means the board of directors of the Company.

“Closing Date” as the meaning set forth in the Investment Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $ 0.0001 per share.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Existing Registration Rights Agreements” means (a) the Registration Rights Agreement, dated May 10, 2013, among Capitol Acquisitions Corp. II (predecessor to the Company) and the investors party thereto and (b) the Registration Rights Agreement, dated July 8, 2015, between Capitol Acquisitions Corp. II (predecessor to the Company) and the investors party thereto.

“Holder” means (a) any Investor holding Registrable Securities and (b) any Permitted Transferee to which the rights under this Agreement have been transferred in accordance with Section 5.1.

“Permitted Transferee” has the meaning given to such term in the Investment Agreement.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.

“Preferred Stock” means the Company’s 6.0% Series A Convertible Preferred Stock, par value $0.0001 per share.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” means (a) all expenses incurred by the Company in complying with Articles I and II, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; and (b) the fees and expenses of any counsel to the Holders; provided, however, that, in the case of this clause (b), such fees and expenses shall not exceed $25,000 with respect to any particular registration pursuant to Article I or II.

“Registrable Securities” means (a) any shares of Common Stock actually issued upon conversion of the Preferred Stock and (b) any Common Stock or other securities actually issued in respect of the securities described in clauses (a) above or this clause (b) upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that the securities described in clauses (a) and (b) above shall only be treated as Registrable Securities until the earliest of: (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective registration statement relating thereto; (ii) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; (iii) the date on which all Registrable Securities owned by the Holder thereof may be resold without volume or other restrictions during any and all three-month periods pursuant to Rule 144, including with respect to current public information requirements; or (iv) the date on which such security is transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 5.1.

“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 4.2(a) of the Investment Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 405” means Rule 405 promulgated under the Securities Act and any successor provision.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shelf Registration” means the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term                                                                                                                                                                                                                                                                                                                                               Section

Agreement	Preamble
Applicable Matters	Section 6.2(b)
Chosen Court	Section 6.2(b)
Company	Preamble
Company Indemnified Parties	Section 4.1
Effectiveness Deadline	Section 1.1
Effectiveness Period	Section 1.2
Holder Indemnified Parties	Section 4.2
Indemnified Party	Section 4.3
Indemnifying Party	Section 4.3
Investor	Preamble
Investment Agreement	Preamble
Opting-Out Holder	Section 2.4
Resale Shelf Registration	Section 1.1
Resale Shelf Registration Statement	Section 1.1
Section 2 Opt-Out	Section 2.4
Shelf Offering	Section 1.7
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration	Section 1.3
Take-Down Notice	Section 1.7
Underwritten Offering	Section 1.6